Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225402

Prospectus Supplement

(To Prospectus dated June 4, 2018)

17,391,305 Ordinary Shares

We are offering 17,391,305 of our ordinary shares, no par value (our “ordinary shares”), in this offering.

Our ordinary shares are currently traded on the New York Stock Exchange (“NYSE”) under the symbol “NOMD”. On March 15, 2019, the closing price of our ordinary shares on the NYSE was $21.55 per share.

Investing in our ordinary shares involves risks. Before buying any ordinary shares you should carefully read the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, page 1 of the accompanying prospectus and in the documents incorporated by reference herein.

	Per Share	Total
Price to the public	$20.00	$347,826,100
Underwriting discounts and commissions (1)	$0.60	$10,434,783
Proceeds to us (before expenses)	$19.40	$337,391,317

(1)	See “Underwriting” beginning on page S-22 of this prospectus supplement for additional information regarding total underwriting compensation.

The underwriters may also purchase up to an additional 2,608,695 ordinary shares from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriters exercise the option to purchase additional ordinary shares from us in full, the total underwriting discounts and commissions payable by us will be $12,000,000, and total proceeds to us before expenses will be $388,000,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares on or about March 22, 2019.

Goldman Sachs & Co. LLC	Barclays	Citigroup	Credit Suisse	UBS Investment Bank

SunTrust Robinson Humphrey	BTIG	CJS Securities

The date of this prospectus supplement is March 19, 2019

Prospectus supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the ordinary shares and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which we refer to as the “accompanying prospectus.” The accompanying prospectus describes more general information regarding our securities, some of which may not apply to the ordinary shares offered hereby. The accompanying prospectus also incorporates by reference documents that are described under “Incorporation by Reference” beginning on page S-29 of this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). If information in this prospectus supplement conflicts with or is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. Neither we nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the underwriters are making an offer of any securities other than the registered securities to which this prospectus supplement and the accompanying prospectus relate, nor are we or the underwriters making an offer to sell or soliciting an offer to buy ordinary shares in any jurisdiction where an offer or sale is not permitted.

Unless the context otherwise requires, in this prospectus supplement, the term(s) (1) “we,” “us,” “our,” “Company,” “Nomad” and “our business” refer to Nomad Foods Limited (formerly known as Nomad Holdings Limited) and its consolidated subsidiaries and (2) “Iglo” and “the Iglo Group” refer solely to Nomad Foods Europe Holdings Limited (previously named Iglo Foods Holdings Limited) and its consolidated subsidiaries which we purchased on June 1, 2015. All references in this prospectus supplement to the “Predecessor” refer to Iglo for all periods prior to its acquisition by the Company (the “Iglo Acquisition”) and all references to the “Successor” refer to the Company for all periods after the Iglo Acquisition.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, references to “Euro” and “€” are to the single currency adopted by participating member states of the European Union (“EU”) relating to Economic and Monetary Union, references to “$”, “US$” and “U.S. Dollars” are to the lawful currency of the United States of America, and references to “Pound Sterling”, “Sterling” and “£” are to the lawful currency of the United Kingdom (“UK”).

The historical financial information for the Company and the Predecessor has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS IASB”) and International Financial Reporting Standards as endorsed by the European Union (together “IFRS”) which can differ in certain significant respects from U.S. GAAP.

Unless otherwise noted, all financial information for the Company and the Predecessor provided in this prospectus supplement is denominated in Euros.

We present certain supplemental financial measures that are not recognized by IFRS in the financial data included or incorporated by reference in this prospectus supplement. These financial measures are unaudited and have not been prepared in accordance with IFRS, SEC requirements or the accounting standards of any other jurisdiction. The non-IFRS financial measures include Adjusted EBITDA and Adjusted EBITDA margin.

Adjusted EBITDA is EBITDA adjusted to exclude, when they occur, exited markets, acquisition purchase price adjustments, chart of account (“CoA”) alignments and exceptional items such as restructuring charges, goodwill and intangible asset impairment charges and other unusual or non-recurring items. In addition, we exclude other adjustments such as the impact of share based payment expenses and related employer payroll taxes, and non-

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operating M&A related costs, because we do not believe they are indicative of our normal operating costs, can vary significantly in amount and frequency, and are unrelated to our underlying operating performance. The Company believes Adjusted EBITDA provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis. Accordingly, the information has been disclosed in this prospectus supplement to permit a more complete and comprehensive analysis of our operating performance. You should exercise caution in comparing our Adjusted EBITDA with similarly titled measures of other companies, as the definition may not be comparable. Adjusted EBITDA should not be considered as an alternative to profit/(loss) for the period, determined in accordance with IFRS, as an indicator of the Company’s operating performance.

Adjusted non-IFRS financial measures should be read in conjunction with our historical financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

MARKET AND INDUSTRY DATA

We obtained the industry, market and competitive position data included or incorporated by reference into this prospectus supplement from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by Euromonitor. Industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of the information contained in industry publications is not guaranteed. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source. Further, while we believe the market opportunity information included or incorporated by reference into this prospectus supplement is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in Item 3D: Key Information - Risk Factors in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. See Cautionary Note Regarding Forward-Looking Statements in this prospectus supplement.

Market share data presented throughout the prospectus is measured by retail sales value. The frozen food market data we refer to throughout the prospectus includes the following categories: Frozen Processed Meat, Frozen Processed Seafood, Frozen Meat Substitutes, Frozen Pizza, Frozen Ready Meals, Frozen Noodles, Frozen Soup, Frozen Baked Goods and Processed Frozen Vegetables.

Although we believe that our sources are reliable, and we accept responsibility for having correctly reproduced information obtained from industry publications or public sources, you should keep in mind that we have not independently verified information we have obtained from industry and other third-party sources and that information from our internal surveys and management estimates has not been verified by any independent sources. In addition, while we are not aware of any misstatements regarding the industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors. We cannot assure you that any of the assumptions underlying these statements are accurate or correctly reflect our competitive position or those of the other market participants in the industry. In addition, none of Euromonitor, Kantar Worldpanel, AC Nielsen, IRI or any other sources has assumed responsibility for any of the information included in this prospectus supplement or accompanying prospectus. As a result, we cannot make any representation or warranty as to the accuracy or completeness of this information.

Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Where we have found information from different sources to be conflicting, we have used the information that we believe to be the most accurate and prepared on a basis consistent with the other sources we have used.

As used herein, the term “kilotonne” refers to 1,000,000 kilograms.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in, or incorporated by reference into, this prospectus supplement are forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements made in, or incorporated by reference into, this prospectus supplement include statements regarding:

•	our beliefs and intentions regarding our strategic initiatives and their impact on the growth and profitability of our business;

•	our intent to profitably grow our business through our strategic initiatives;

•	our intent to seek additional acquisition opportunities in food products and our expectation regarding competition for acquisitions;

•	our preparations for the impending exit by the UK from the EU (“Brexit”) and our beliefs regarding the anticipated impact on our business;

•	our expectations concerning our ability to fund our liquidity requirements and to raise cash through equity and debt offerings;

•	our expectations concerning our capital expenditures in 2019;

•	our beliefs regarding our competitive strengths and ability to successfully compete in the markets in which we participate;

•	our expectations concerning consumer demand for our products, our future growth opportunities, market share and sales channels, including online channels;

•	our beliefs and intentions regarding the impact of key industry trends on our business, our actions in response to such trends and the resulting impact on our profitability and competitive position;

•	our future operating and financial performance;

•	our intent to settle any Founder Preferred Shares Annual Dividend Amount (as defined herein) with equity;

•	our belief that we have sufficient spare capacity to accommodate future growth in our main product categories and to accommodate the seasonal nature of some of our products;

•	our beliefs and intentions regarding our sustainability program;

•	our expectations regarding the impact of the adoption of IFRS 16 Leases on our financial results;

•	our intent to rely on some of the available foreign private issuer exemptions to the New York Stock Exchange (the “NYSE”) corporate governance rules; and

•	the accuracy of our estimates and key judgments regarding certain tax matters and accounting valuations.

The forward-looking statements made in, or incorporated by reference into, this prospectus supplement are based on assumptions that we have made in light of our management’s experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions.

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Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors include but are not limited to:

•	our ability to successfully implement our strategic initiatives;

•	the anticipated benefits from the acquisition of the Aunt Bessie’s and Goodfella’s brands may take longer to realize and may cost more to achieve than expected;

•

uncertainty about the terms and timing of Brexit, as well as the potential adverse impact of Brexit on currency exchange rates, global economic conditions and cross-border agreements that affect our business;

•	the loss of any of our executive officers or members of our senior management team or other key employees;

•	the loss of any of our major customers or a decrease in demand for our products;

•	our ability to effectively compete in our markets;

•	changes in consumer preferences and our failure to anticipate and respond to such changes or to successfully develop and renovate products;

•	our ability to successfully interpret and respond to key industry trends and to realize the expected benefits of our responsive actions;

•	our ability to protect our brand names and trademarks;

•	economic conditions that may affect our future performance including exchange rate fluctuations;

•	fluctuations in the availability of food ingredients and packaging materials that we use in our products;

•	our ability to effectively mitigate factors that negatively impact our supply of raw materials, including pea supply;

•	disruptions in our information technology systems, supply network, manufacturing and distribution facilities or our workforce or the workforce of our suppliers;

•

our ability to continue to comply with covenants and the terms of our credit instruments and our ability to obtain additional financing, as needed, to fund our liquidity requirements and capital expenditures;

•	availability of debt and equity financing under favorable terms;

•	increases in operating costs, including labor costs, and our ability to manage our cost structure;

•	the occurrence of liabilities not covered by our insurance;

•	our ability to successfully implement, and engage other stakeholders in implementing, our sustainability program;

•	the loss of our financial arrangements with respect to receivables factoring;

•	the loss of our foreign private issuer status;

•	the effects of reputational damage from unsafe or poor- quality food products, particularly if such issues involve products we manufactured or distributed;

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•	our failure to comply with, and liabilities related to, environmental, health and safety laws and regulations;

•	changes in applicable laws or regulations; and

•

other factors discussed in “Risk Factors” in this prospectus supplement and under the headings “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 incorporated by reference herein, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Accordingly, prospective investors should not rely on these forward-looking statements, which speak only as of the date of this prospectus supplement or as otherwise indicated. We do not have any obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of such forward-looking statement or to reflect the occurrence of unanticipated events.

In addition, from time to time we and our representatives, acting in respect of information provided by us, have made or may make forward-looking statements orally or in writing. These forward-looking statements may be included in, but are not limited to, press releases (including on our website), reports to our security holders and other communications. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. We undertake no obligation, and do not intend, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks described in the “Risk Factors” section of this prospectus supplement and accompanying prospectus are not exhaustive. Other sections of this prospectus supplement and accompanying prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for us to predict all such risks; nor can we assess the impact of all such risks on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Given these risks and uncertainties, prospective investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. Before investing in our ordinary shares, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the matters discussed under the caption “Risk Factors” and the detailed information that is incorporated into this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 (including without limitation the “Risk Factors” section included in such Form 20-F).

Our Company

We are the leading branded frozen food player in Western Europe with a portfolio of best-in-class food brands within the frozen category, including fish, vegetables, poultry and meals (excluding ice cream). Our products are sold primarily through large grocery retailers under the brands “Birds Eye”, “Aunt Bessie’s” and “Goodfella’s” in the UK and Ireland, “Findus” in Italy, San Marino, France, Spain, Sweden and Norway, “Iglo” in Germany and other continental markets and “La Cocinera” in Spain. According to Euromonitor, our share of the frozen food market in Western Europe stood at 14.2% in 2018 (2.5 times greater than the nearest competitor). We maintain the number one position in ten European geographies, namely the UK, Italy, Germany, Sweden, France, Austria, Spain, Belgium, Portugal, and Hungary. The countries representing our top six markets, collectively the UK, Italy, Germany, Sweden, Norway and France, represented approximately 69% of the total Western European frozen food markets. For a description of the principal markets in which we compete and related revenue, see Note 5 “Segment reporting” to our audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2018 (the “2018 Annual Report”) which is incorporated by reference into this prospectus supplement.

We are headquartered in the UK and have operations across 17 countries as of December 31, 2018. For the year ended December 31, 2018, we generated €2.2 billion in revenue (81% of which was generated from our top six markets), €170.5 million of reported profit (with a reported profit margin of 7.8%) and €376.4 million of Adjusted EBITDA (with an Adjusted EBITDA margin of 17.3%).

Our ordinary shares are listed on the NYSE and our market capitalization was approximately $3.8 billion as of March 15, 2019.

Our Industry

The European frozen food market is served by a number of national and international producers, both with branded and private label offerings, and within single or multiple product categories. We have the broadest participation by category and geography in Europe.

According to Euromonitor, the total frozen food market in Western Europe is estimated to have generated €26 billion in retail sales value in 2018. The frozen food business requires specialized manufacturing, logistics and distribution functions. There is also a high cost associated with building brand health, brand awareness and consumer trust. As a result, there are high barriers for profitable entry into the frozen food market in general and the branded segment in particular.

Frozen food products are particularly attractive because they address important global food trends. Consumers increasingly prefer products that allow them to prepare meals quickly and with confidence, and expect products to be healthy and good value for the money. In addition, consumers are increasingly focused on using products that limit food waste. Frozen food products can have all of these characteristics. They are easy to prepare, they reduce the need for artificial preservatives, they are often better value for the money than chilled alternatives and they limit waste in the supply chain and also in-home (due to the long shelf life and the ease of portionability).

Over the last five years, notwithstanding the volatile macro-economic environment, the Western European frozen food market has grown on average at 1.2% per year, driven by global food consumption trends. Furthermore, the amount of space that frozen food as a category occupies within the grocery retail environment is relatively stable due to the fixed amount of freezer space at retailers. Such amount of freezer space is not exposed to reductions in shelf space in favor of other categories or formats, as can be the case in shelf-stable parts of the retailer.

Our Brands

Our brands are household names with long histories and local heritage in their respective markets. Our Birds Eye brand was established in 1922 and is primarily marketed in the UK and Ireland, and the Aunt Bessie’s brand was established in 1974 in the UK. The Goodfella’s brand was established in Ireland in 1993 and is marketed also in the UK. The San Marco brand was established in 2003. The Findus brand, which is marketed in Italy, France, Spain, Sweden and Norway, was formed in Italy in 1941 and has a loyal following in each of its respective geographies. Iglo, founded in 1956, has a long-standing history and is marketed in Germany and other continental European countries. La Cocinera has allowed us to establish ourselves in Spain through a brand that was founded in 1962.

Our Products

We manufacture, market and distribute the following frozen food products:

•	Fish: includes frozen fish products such as fish fingers, coated fish and natural fish. These products were the largest contributor to our revenues in 2018.

•	Vegetables: includes ready to cook vegetable products such as peas and spinach.

•	Meals: includes ready to cook noodles, pasta, lasagne, pancakes and other ready-made meals under the Iglo, Findus and La Cocinera brand names.

•	Poultry: includes frozen poultry and meat products such as nuggets, grills and burgers.

•	Others: includes a variety of other offerings such as soups, pizza and bakery goods.

We place a strong emphasis on renovation of our existing “Core” products, which include fish, vegetables, meals and poultry, in order to overcome penetration barriers and continue to build loyalty. We manage renovation and innovation centrally on European common product platforms and have local involvement where products are differentiated and country specific. Our research and development continues to be centralized, allowing us to leverage our research and development investment across our markets and focus on our largest Core products.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and contribute to our ongoing success:

Market leader with solid European platform and strong acquisition opportunities.

As the leading branded frozen food producer in Western Europe, we benefit from economies of scale and have developed a strong platform for our products throughout Europe, resulting in leadership positions in ten geographies and a 14.2% market share of the total Western European frozen food market. We benefit from longstanding relationships with our customers which provide access to our diversified distribution channels, including supermarkets, discount retailers, the foodservice channel and other food retailers that sell directly to consumers. We benefit from a diverse category and geographic mix and believe our strong existing platforms facilitate our expansion within a large addressable market and provide a broad set of potential acquisition targets in various food categories and geographic markets.

Effective brand equity strategy to leverage and expand well-known brands.

Our brands are well-established household names with long histories and local heritage in their respective markets. We possess several iconic brand assets and focus on our local “hero” platforms that are designed to leverage these iconic assets such as the “Captain”. Each of the Birds Eye, Goodfella’s, Iglo and Findus brands holds a leading position in terms of spontaneous brand awareness in several European markets. Our leading brand recognition, broad product offering, and local provenance of these brands are key drivers of consumer trust and result in demand for our products.

Experienced management team and Board with a proven track record.

Our management team has extensive experience in the food industry and other fast-moving consumer goods markets and has worked with leading multinational consumer goods companies globally. Our management team is complemented by an experienced Board of Directors, and collectively, they have a proven track record of successfully acquiring, integrating and managing consumer businesses. We believe our management team and Board of Directors’ collective industry knowledge, coupled with our track record of achieving growth and responding to challenging market conditions, will enable us to continue to generate profitable growth.

Optimized sourcing through established platform and diversified supplier base.

We operate an efficient and centralized procurement and supply chain function which is closely aligned with our geographic footprint, allowing us to optimize our supply arrangements and reduce distribution costs. We source our products globally from a diverse supplier base and, as a result, we minimize our dependency on any one supplier. Our relationships with diverse suppliers enable us to safeguard the security of our supply and raw materials as well as enhance the quality and sustainability of such materials, while also delivering competitive pricing and limiting exposure to geographic risk and adverse currency movements.

Strategic and geographically diversified manufacturing facilities.

We own and operate an efficient network of thirteen manufacturing facilities with low capital expenditure requirements, all of which are located near the major markets we serve, providing for a balance between manufacturing and logistics costs and allowing for high levels of customer service. These facilities produce approximately 547 kilotonnes of frozen product per year and have what we believe to be sufficient spare capacity to accommodate future growth in our main product categories.

Commitment to innovation and research and development.

We focus our new product efforts and our investment in market research on our Core products — fish, vegetables, meals and poultry — to ensure that the products we launch and re-launch overcome penetration barriers and are popular with consumers. For example, we recently introduced a range of new vegetable products across a number of markets to help consumers add more vegetables into their diet. To ensure the development and introduction of successful products, we follow a structured process through which we move from idea generation, through concept screening, concept/product development and early volume sizing, to scale up and final validation.

Our Strategy

We have developed and made significant progress in implementing the following strategic initiatives:

Build an integrated group of best-in-class food companies and brands within existing and related food categories and expand our geographic footprint through strategic acquisitions.

Our goal is to transform our company into an integrated best-in-class, global manufacturer, marketer and distributor of food products, within and outside of the frozen food category and the broader food sector. We believe there are significant growth opportunities in the European and North American markets and that our acquisitions provide a strong platform on which to grow our business and expand and enhance our market share in the food industry in key geographic markets.

Focus on “Core” products as a foundation for long-term growth.

We have continued our strategy which is rooted in relentless focus on our Core products which represented approximately 70% of our sales during the year ended December 31, 2018. These strategies include improving product quality, packaging renovation and executing in-store initiatives such as ensuring the right product assortment, display strategies and promotional efficiencies. We believe focusing on these Core product initiatives will accelerate growth, lead to margin expansion and improve our return on investment. To further accelerate growth, we will also turn our attention to innovation that leverages consumer trends such as health, wellness and convenience, but that is anchored in our core categories.

Align our business with consumer preferences and trends.

Our goal is to create and acquire food businesses and brands that strongly align with consumer needs and preferences that have high growth and margin potential and that leverage our existing portfolio of brands. In addition, we seek to align our product innovation strategies with consumer trends such as increased demand for nutrition-packed meals that can be prepared in shorter times, vegetarian options and sustainably sourced and produced food.

Leverage our acquisition expertise, strong management team and access to capital to identify and evaluate attractive growth opportunities.

Our founders and CEO have significant experience and expertise, and have been highly successful, in identifying, acquiring and integrating value-added businesses. We believe that this expertise, our access to capital and the deep industry knowledge of our management team will position us to acquire related and complementary food businesses that can enhance our market position, create synergies and fully leverage our existing marketing, manufacturing and supply chain capabilities, which we believe will allow us to deliver sustained profitable growth and maximize shareholder value. For example, on April 21, 2018, we completed the Goodfella’s acquisition including the Goodfella’s and San Marco brands, in an all cash deal valued at £209.7 million (€239.0 million). This has enlarged our portfolio of brands to include the number one and number two market share positions within the frozen pizza category in Ireland and the UK, a successful frozen private label pizza business, and two frozen pizza manufacturing facilities. Also, on July 2, 2018, we completed the Aunt Bessie’s Ltd. Acquisition for a purchase price of £209.0 million (€235.9 million). Aunt Bessie’s is a leading frozen food company based in the UK where it manufactures, distributes and sells a range of branded frozen food products. The Aunt Bessie’s brand holds number one and number two market share positions, respectively, within frozen Yorkshire puddings and frozen potatoes, which combine to represent the majority of its revenues. As a brand closely identified with roast dinners, Aunt Bessie’s will expand Nomad Foods’ portfolio into this significant market. The acquisition also included a production facility in Hull, England.

Our History

On June 1, 2015, we consummated our initial acquisition by purchasing Iglo Foods Holdings Limited, a leading frozen food company in Europe, from a private equity fund and subsequently changed our name to Nomad Foods Limited. The Iglo Group traces its roots back to the 1920s when Clarence Birdseye patented the Birds Eye Plate Froster for freezing fish. After the acquisition of the Birds Eye patents by General Foods in the 1930s, the Birds Eye brand was launched. In the 1940s, Unilever acquired the rights to the Birds Eye brand throughout the world, except for the United States, and in the 1950s Birds Eye became 100% Unilever owned. The Iglo brand was launched in Belgium in 1956 and was introduced by Unilever in Germany in 1961. In the 1960s, Unilever acquired the Findus brand in Italy and San Marino. Upon change of ownership in 2006, the Iglo Group refocused its business on its main product categories, initiated improvements in its supply chain and implemented cost savings. In October 2010, the Iglo Group acquired C.S.I. Compagnia Surgelati Italiana S.p.A., the owner of the Findus brand in Italy and San Marino, from Unilever.

On November 2, 2015, we purchased Findus Sverige AB (and its consolidated subsidiaries) which we refer to as “Findus” or “the Findus Group” (the “Findus Acquisition”) which comprises the continental European businesses of the Lion/Gem Luxembourg 3 S.a.r.l. in Sweden, Norway, Finland, Denmark, France, Spain and Belgium relating to the Findus, Lutosa and La Cocinera brands. This transaction allowed us to unify the Findus brand (excluding Switzerland), and together with the strong Iglo platform, further our efforts to drive innovation, introduce new meal options, and conduct marketing initiatives aimed at bringing more consumers across Europe to the frozen foods aisles. In addition, the geographic footprint of the operations included in the Findus Acquisition complements and extends our footprint throughout Europe.

On April 21, 2018, we completed the acquisition of Green Isle Foods Ltd. including the Goodfella’s and San Marco brands. This has enlarged our portfolio of brands to include the number one and number two market share positions within the frozen pizza category in Ireland and the UK, a successful frozen private label pizza business, and two frozen pizza manufacturing facilities.

On July 2, 2018, we completed the acquisition of Aunt Bessie’s Limited. Aunt Bessie’s is a leading frozen food company based in the UK where it manufactures, distributes and sells a range of branded frozen food products. The Aunt Bessie’s brand holds number one and number two market share positions, respectively, within frozen Yorkshire puddings and frozen potatoes, which combine to represent the majority of its revenues. As a brand closely identified with roast dinners, Aunt Bessie’s will expand Nomad Foods’ portfolio into this significant market. The acquisition also included a production facility in Hull, England.

Company Information

Our principal executive offices are located at No. 1 New Square, Bedfont Lakes Business Park, Feltham, Middlesex, TW14 8HA. Our telephone number is +(44) 208 918 3200 and our fax number is +(44) 208 918 3491. Our registered office is located at Nemours Chambers, Road Town, Tortola, British Virgin Islands and its telephone number is (284) 852-7900. Our registered agent in the United States is Mariposa Capital, LLC, 500 South Pointe Drive, Suite 240 Miami Beach, Florida.

The Offering

Issuer	Nomad Foods Limited

Ordinary shares offered to the public	17,391,305 ordinary shares, or 20,000,000 ordinary shares, if the underwriters exercise their option to purchase additional ordinary shares from us in full.

Ordinary shares to be outstanding immediately after this offering	191,843,380 ordinary shares, or 194,452,075 ordinary shares, if the underwriters exercise their option to purchase additional ordinary shares from us in full (based on 174,452,075 ordinary shares outstanding as of March 15, 2019).

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $336.8 million (or approximately $387.4 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting fees to the underwriters and estimated offering expenses.

We plan to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds” and “Capitalization” for more information.

Dividends

We have not declared or paid any dividends on our ordinary shares since our inception on April 1, 2014, and have no current plans to pay dividends on our ordinary shares.

The declaration and payment of future dividends to holders of our ordinary shares will be at the discretion of our Board of Directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our Board of Directors. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under indebtedness that we or they have incurred or may incur. See “Dividend Policy” in this prospectus supplement.

NYSE symbol	“NOMD”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, and the “Risk Factors” section of our 2018 Annual Report incorporated by reference herein, for a discussion of factors that you should consider carefully before deciding to invest in our ordinary shares, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional ordinary shares from us and excludes (as of February 25, 2019):

•	115,625 ordinary shares issuable upon the exercise of options (issued in connection with our initial public offering) to purchase shares with an exercise price of $11.50 per share;

•	1,500,000 ordinary shares issuable upon the conversion of our founder preferred shares;

•	4,572,721 equity awards issued under the Company’s long-term incentive plan, which may be converted into ordinary shares subject, in most cases, to meeting certain performance conditions; and

•	an aggregate of approximately 12,872,486 shares reserved for future issuance under our share-based compensation plans.

Summary Financial Information

The tables below present our summary historical consolidated financial information and other data for the periods presented, which should be read in conjunction with our audited consolidated financial statements incorporated by reference herein.

The statement of income data and the statement of cash flow data for the years ended, and the statement of financial position data as at, December 31, 2018, 2017 and 2016 has been derived from our audited consolidated financial statements incorporated by reference herein.

We present certain supplemental financial measures that are not recognized by IFRS in the financial data included or incorporated by reference in this prospectus supplement. These financial measures are unaudited and have not been prepared in accordance with IFRS, SEC requirements or the accounting standards of any other jurisdiction. The non-IFRS financial measures include Adjusted EBITDA and Adjusted EBITDA margin.

Adjusted EBITDA is EBITDA adjusted to exclude, when they occur, exited markets, acquisition purchase price adjustments, chart of account (“CoA”) alignments and exceptional items such as restructuring charges, goodwill and intangible asset impairment charges and other unusual or non-recurring items. In addition, we exclude other adjustments such as the impact of share based payment expenses and related employer payroll taxes, and non-operating M&A related costs, because we do not believe they are indicative of our normal operating costs, can vary significantly in amount and frequency, and are unrelated to our underlying operating performance. The Company believes Adjusted EBITDA provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis. Accordingly, the information has been disclosed in this prospectus supplement to permit a more complete and comprehensive analysis of our operating performance. You should exercise caution in comparing our Adjusted EBITDA with similarly titled measures of other companies, as the definition may not be comparable. Adjusted EBITDA should not be considered as an alternative to profit/(loss) for the period, determined in accordance with IFRS, as an indicator of the Company’s operating performance.

Adjusted non-IFRS financial measures should be read in conjunction with our historical financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus

Please see on page S-10, the non-IFRS reconciliation tables for an explanation and reconciliation of the Adjusted financial information to the most directly comparable IFRS measure.

Certain numerical figures set out in this prospectus supplement, including financial data presented in billions, millions or thousands and percentages describing market shares, have been subject to rounding adjustments and, as a result, the totals of the data in this prospectus supplement may vary slightly from the actual arithmetic totals of such information.

In making an investment decision, you must rely upon your own examination of the terms of the offering and the financial information contained in this prospectus supplement and the accompanying prospectus.

The following tables set forth summary historical consolidated financial and other data for the Company for the periods presented. The following tables should also be read in conjunction with the information contained in “Presentation of Financial, Market and Other Information”, “Use of Proceeds,” and “Capitalization” included elsewhere herein and our, “Operating and Financial Review and Prospects” from our 2018 Annual Report and our consolidated financial statements and related notes incorporated by referenced herein.

Consolidated Financial Data

	As of and for the year ended December 31,
Prepared in accordance with IFRS (€ in millions)	2016	2017	2018
Statement of profit and loss data:
Revenues	1,927.7	1,956.6	2,172.8
Cost of sales	(1,356.7)	(1,357.2)	(1,519.3)
Other operating expenses	(298.4)	(319.3)	(352.7)
Exceptional items	(134.5)	(37.2)	(17.7)
Operating profit	138.1	242.9	283.1
Net financing costs/income	(62.1)	(74.4)	(56.0)
Profit before tax	76.0	168.5	227.1
Taxation	(39.6)	(32.0)	(56.6)

Profit for the period(1)	36.4	136.5	170.5

Non-current assets	3,835.7	3,852.6	4,404.0
Cash and cash equivalents	329.5	219.2	327.6
Other current assets	544.3	529.9	609.2

Total assets	4,709.5	4,601.7	5,340.8
Current liabilities	753.1	701.9	840.0
Non-current liabilities	2,053.9	2,047.2	2,441.7

Total liabilities	2,807.0	2,749.1	3,281.1
Total equity	1,902.5	1,852.6	2,059.1

Net cash from operating activities	282.1	193.8	321.3
Net cash used in investing activities	(50.4)	(42.6)	(513.2)
Net cash (used in)/from financing activities	(67.7)	(241.8)	302.7
Net increase/(decrease) in cash and cash equivalents	164.0	(90.6)	110.8
Cash and cash equivalents at end of the period	329.5	219.2	327.6

(1)	The year ended December 31, 2018 includes a deficit of €0.7 million relating to non-controlling interests.

Non-IFRS Financial Information

Adjusted EBITDA/Margin—Year ended December 31, 2018

Please find below a reconciliation from profit for the period for the year ended December 31, 2018 to Adjusted EBITDA for the same period and the related Adjusted EBITDA margin.

(€ in millions)	As reported for the year ended December 31, 2018
Profit for the period	170.5
Taxation	56.6
Net financing costs	56.0
Depreciation	39.3
Amortization	7.0
EBITDA	329.4

Acquisition purchase price adjustments	5.7	(a)
Exceptional items:
Supply chain reconfiguration	1.2	(b)
Findus Group integration costs	10.4	(c)
Goodfella’s Pizza & Aunt Bessie’s integration costs	8.3	(d)
Factory optimization	1.6	(e)
Settlement of legacy matters	(3.8	)(f)
Other Adjustments:
Other add-backs	23.6	(g)

Adjusted EBITDA (h)	376.4

(a)	Non-cash fair value uplift of inventory recorded as part of the Goodfella’s Pizza and Aunt Bessie’s purchase price accounting.
(b)

Supply chain reconfiguration costs following the closure of the factory in Bjuv, Sweden. Following the closure in 2017, the Company has incurred costs relating to the relocation of production to other factories. The costs are partially offset by income from the disposal of the remaining tangible assets.

(c)	Non-recurring costs related to the roll-out of the Nomad ERP system following the acquisition of the Findus Group in November 2015.
(d)	Non-recurring costs associated with the integration of the Goodfella’s pizza business in April 2018 and the Aunt Bessie’s business in July 2018.
(e)

Non-recurring costs associated with a three-year factory optimization program to develop a new suite of standard manufacturing and supply chain processes, that will provide a single network of optimized factories.

(f)

Non-recurring income and costs associated with liabilities relating to periods prior to acquisition of the Findus and Iglo Groups, settlements of tax audits, settlements of contingent consideration for acquisitions and other liabilities relating to periods prior to acquisition of the Findus and Iglo businesses by the Company. This includes an income of €2.7 million recognized on settlement of contingent consideration for the purchase of the La Cocinera acquisition and net income of €0.7 million associated with settlements of tax audits.

(g)

Represents the elimination of share-based payment charges including employer payroll taxes of €14.7 million and elimination of non-operating M&A related costs of €8.9 million. We exclude these costs because we do not believe they are indicative of our normal operating costs, can vary significantly in amount and frequency, and are unrelated to our underlying operating performance.

(h)	Adjusted EBITDA margin of 17.3% for the twelve months ended December 31, 2018 is calculated by dividing Adjusted EBITDA by Adjusted revenue of €2,172.8 million.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before investing in our ordinary shares you should carefully consider the other information included in this prospectus supplement and accompanying prospectus and the risk factors and other information incorporated herein by reference to our 2018 Annual Report, or any updates in our reports on Form 6-K, including the “Selected Consolidated Financial Data” and “Operating and Financial Review and Prospects” sections, as applicable, and our financial statements and related notes contained therein. Any of the risks incorporated by reference could materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the ordinary shares could decline and you may lose all or part of your investment.

USE OF PROCEEDS

We plan to use the net proceeds of this offering for general corporate purposes. We estimate that the net proceeds from this offering will be approximately $336.8 million (or approximately $387.4 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting fees to the underwriters and estimated offering expenses.

CAPITALIZATION

The following table summarizes our capitalization and cash and cash equivalents as of December 31, 2018:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the net proceeds from this offering of ordinary shares, assuming no exercise of the underwriters’ option to purchase additional shares.

Other than as described above and in the table below, no other adjustments have been made to reflect normal course operations by us or other developments with our business after December 31, 2018. As a result, the as adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any other date. You should read this information in conjunction with “Use of Proceeds” and “Summary-Summary Financial Data” in this prospectus supplement, and “Operating and Financial Revenue and Prospects” and our consolidated financial statements, including the accompanying notes, included in our 2018 Annual Report.

	As of December 31, 2018
(€ in millions)	Actual	As Adjusted(5)
Cash:
Cash and cash equivalents (1)	327.6	622.6
Debt:
Senior debt and other loans (2)	1,375.2	1,375.2
Senior notes	400.0	400.0

Total debt (2)	1,775.2	1,775.2
Equity:
Capital reserve	1,748.5	2,043.5
Founder Preferred Shares Dividend reserve	372.6	372.6
Other reserves (3)	106.7	106.7
Accumulated deficit	(167.9)	(167.9)

Total equity(4)	2,059.9	2,354.9

Total capitalization	3,835.1	4,130.1

(1)	Cash and cash equivalents includes restricted cash of €0.1 million.
(2)	Senior debt and other loans are shown excluding capitalized deferred borrowing costs of €10.9 million
(3)	Other reserves are made up of an €88.8 million currency translation reserve, €9.4 million share-based compensation reserve and a €8.5 million cash flow hedging reserve.
(4)	Excludes a deficit of €0.8 million relating to non-controlling interests.
(5)	This number was calculated based on the Euro foreign exchange reference rate of 1.14385 as of December 31, 2018.

DIVIDEND POLICY

We have not declared or paid any dividends on our ordinary shares since our inception on April 1, 2014, and have no current plans to pay dividends on our ordinary shares. The declaration and payment of future dividends to holders of our ordinary shares will be at the discretion of our Board of Directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our Board of Directors. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under indebtedness that we or they have incurred or may incur. See “Item 3D: Key Information – Risk Factors – Risks Related to our ordinary shares – Dividend payments on our ordinary shares are not expected,” and for a discussion of taxation of any dividends, see “Certain Tax Considerations” in this prospectus supplement and “Item 10E: Additional Information – Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 incorporated by reference herein.

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares are currently listed for trading on the NYSE under the symbol “NOMD.” Our ordinary shares began trading on the London Stock Exchange (the “LSE”) on April 15, 2014 and were traded on the LSE until April 20, 2015 when trading was halted through June 22, 2015 due to the announcement of the then-pending Iglo Acquisition. On January 12, 2016, the Company transferred its listing from the LSE to the NYSE.

On March 15, 2019, the closing price of our ordinary shares on the NYSE was $21.55 per share. Computershare Trust Company, N.A. is the transfer agent and registrar for our ordinary shares. As of February 15, 2019, approximately 154,314,299 ordinary shares, representing approximately 87.7% of our outstanding ordinary shares, were held by approximately 16,560 United States record holders.

TAX CONSIDERATIONS

U.S. Federal Income Taxation

General

The following discussion is a summary of certain U.S. federal income tax issues relevant to the acquisition, holding and disposition of the ordinary shares. Additional tax issues may exist that are not addressed in this discussion and that could affect the U.S. federal income tax treatment of the acquisition, holding and disposition of the ordinary shares.

This discussion does not address U.S. state, local or non-U.S. income tax consequences and does not address any non-income tax consequences such as estate or gift taxes. The discussion applies, unless indicated otherwise, only to holders of ordinary shares who acquire the ordinary shares as capital assets. It does not address special classes of holders that may be subject to different treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and traders in securities;

•	persons holding ordinary shares as part of a hedge, straddle, conversion or other integrated transaction;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations;

•	certain U.S. expatriates;

•	persons holding ordinary shares that own or are deemed to own 10 percent or more (by vote or value) of the Company’s stock;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares being taken into account in an applicable financial statement; or

•	non-U.S. Holders that do not use the U.S. Dollar as their functional currency.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings by the Internal Revenue Service (“IRS”) and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Holders of ordinary shares should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, holding and disposing of ordinary shares in their particular circumstances.

As used herein, a “U.S. Holder” is a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a “United States person”.

This discussion is based upon certain understandings and assumptions with respect to the business, assets and shareholders, including that the Company is not, does not expect to become, nor at any time has been, a controlled foreign corporation as defined in Section 957 of the Code (a “CFC”). The Company believes that it is not and has never been a CFC, and does not expect to become a CFC. In the event that one or more of such understandings and assumptions proves to be inaccurate, the following discussion may not apply and material adverse U.S. federal income tax consequences may result to U.S. Holders.

Passive Foreign Investment Company (“PFIC”) Considerations

The U.S. federal income tax treatment of U.S. Holders will differ depending on whether or not the Company is considered a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

In general, the Company will be considered a PFIC for any taxable year in which: (i) 75 percent or more of its gross income consists of passive income; or (ii) 50 percent or more of the average quarterly market value of its assets in that year are assets (including cash) that produce, or are held for the production of, passive income. For purposes of the above calculations, if the Company, directly or indirectly, owns at least 25 percent by value of the stock of another corporation, then the Company generally would be treated as if it held its proportionate share of the assets of such other corporation and received directly its proportionate share of the income of such other corporation. Passive income generally includes, among other things, dividends, interest, rents, royalties, certain gains from the sale of stock and securities, and certain other investment income.

Based on the anticipated market price of shares in the offering and the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries, the Company believes that it is not a PFIC in the current year and is not likely to be a PFIC in future years. This is a factual determination, however, that depends on, among other things, the composition of the income and assets, and the market value of the shares and assets, of the Company and its subsidiaries from time to time, and thus there is no assurance that the Company will not be a PFIC in the current year or in future years. If the Company is a PFIC for any taxable year during which a U.S. Holder holds (or, in the case of a lower-tier PFIC, is deemed to hold) its ordinary shares, such U.S. Holder will be subject to significant adverse U.S. federal income tax rules. U.S. Holders should consult their tax advisors on the federal income tax consequences of the Company being treated as a PFIC.

Tax Consequences for U.S. Holders if the Company is not a PFIC

Dividends

In general, subject to the PFIC rules discussed above, a distribution on an ordinary share will constitute a dividend for U.S. federal income tax purposes to the extent that it is made from the Company’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated as a non-taxable reduction of basis to the extent of the U.S. Holder’s tax basis in the ordinary share on which it is paid, and to the extent it exceeds that basis it will be treated as capital gain. Because the Company does not maintain calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. For purposes of this discussion, the term “dividend” means a distribution that constitutes a dividend for U.S. federal income tax purposes.

The gross amount of any dividend on an ordinary share (which will include the amount of any foreign taxes withheld) generally will be subject to U.S. federal income tax as foreign source dividend income, and will not be eligible for the corporate dividends received deduction. The amount of a dividend paid in foreign currency will be its value in U.S. Dollars based on the prevailing spot market exchange rate in effect on the day the U.S. Holder receives the dividend. A U.S. Holder will have a tax basis in any distributed foreign currency equal to its U.S. Dollar amount on the date of receipt, and any gain or loss realized on a subsequent conversion or other disposition of foreign currency generally will be treated as U.S. source ordinary income or loss. If dividends paid in foreign currency are converted into U.S. Dollars on the date they are received by a U.S. Holder, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain exceptions for short-term and hedged positions, a dividend that a non-corporate holder receives on an ordinary share will be subject to a maximum federal income tax rate of 20 percent (not including the Net Investment Income Tax, described below) if the dividend is a “qualified dividend”. A dividend on an ordinary share will be a qualified dividend if (i) either (a) the ordinary shares are readily tradable on an established market in the United States or (b) the Company is eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program, and (ii) the Company was not, in the year prior to the year the dividend was paid, and is not, in the year the dividend is paid, a PFIC. Since the ordinary shares are listed on the New York Stock Exchange, the ordinary shares should be treated as readily tradable on an established securities market in the United States. Even if dividends on the ordinary shares would otherwise be eligible for qualified dividend treatment, in order to qualify for the reduced qualified dividend tax rates, a non-corporate holder must hold the ordinary share on which a dividend is paid for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, disregarding for this purpose any period during which the non-corporate holder has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, is the grantor of an option to buy substantially identical stock or securities or, pursuant to Treasury regulations, has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property. In addition, to qualify for the reduced qualified dividend tax rates, the non-corporate holder must not be obligated to make related payments with respect to positions in substantially similar or related property. Payments in lieu of dividends from short sales or other similar transactions will not qualify for the reduced qualified dividend tax rates.

A non-corporate holder that receives an extraordinary dividend eligible for the reduced qualified dividend rates must treat any loss on the sale of the stock as a long-term capital loss to the extent of the dividend. For purposes of determining the amount of a non-corporate holder’s deductible investment interest expense, a dividend is treated as investment income only if the non-corporate holder elects to treat the dividend as not eligible for the reduced qualified dividend tax rates. Special limitations on foreign tax credits with respect to dividends subject to the reduced qualified dividend tax rates apply to reflect the reduced rates of tax.

Non-corporate holders of ordinary shares are urged to consult their own tax advisers regarding the availability of the reduced qualified dividend tax rates with respect to dividends received on the ordinary shares in light of their own particular circumstances.

Capital Gains

Subject to the PFIC rules discussed above, on a sale or other taxable disposition of an ordinary share, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted basis in the ordinary share and the amount realized on the sale or other disposition, each determined in U.S. Dollars. Such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition the ordinary share has been held for more than one year. In general, any adjusted net long term capital gain of an individual is subject to a maximum federal income tax rate of 20 percent, plus the Medicare Contribution Tax of 3.8%, discussed below. Capital gains recognized by corporate U.S. holders generally are subject to U.S. federal income tax at the same rate as ordinary income. The deductibility of capital losses is subject to limitations.

Any gain a U.S. Holder recognizes generally will be U.S. source income for U.S. foreign tax credit purposes, and, subject to certain exceptions, any loss will generally be a U.S. source loss. If a non-U.S. income tax is paid on a sale or other disposition of an ordinary share, the amount realized will include the gross amount of the proceeds of that sale or disposition before deduction of the non-U.S. tax. The generally applicable limitations under U.S. federal income tax law on crediting foreign income taxes may preclude a U.S. Holder from obtaining a foreign tax credit for any non-U.S. tax paid on a sale or other disposition of an ordinary share. The rules relating to the determination of the foreign tax credit are complex, and U.S. holders are urged to consult with their own tax advisers regarding the application of such rules. Alternatively, any non-U.S. income tax paid on the sale or other disposition of an ordinary share may be taken as a deduction against taxable income to the extent such tax is not refundable, provided the U.S. Holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year.

Medicare Contribution Tax

Dividends received and capital gains from the sale or other taxable disposition of the ordinary shares recognized by certain non-corporate U.S. Holders with respect to ordinary shares will be includable in computing net investment income of such U.S. Holder for purposes of the 3.8 percent Medicare Contribution Tax.

Tax Consequences for Non-U.S. Holders of Ordinary Shares

Dividends

A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding on dividends received from the Company with respect to ordinary shares, other than in certain specific circumstances where such income is deemed effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States. If a non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is generally subject to U.S. federal income tax only if it is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States. A non-U.S. Holder that is subject to U.S. federal income tax on dividend income under the foregoing exception generally will be taxed with respect to such dividend income on a net basis in the same manner as a U.S. Holder unless otherwise provided in an applicable income tax treaty; a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such item at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty).

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding with respect to any gain recognized on a sale, exchange or other taxable disposition of ordinary shares unless:

•

Certain circumstances exist under which the gain is treated as effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States, and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States; or

•

the non-U.S. Holder is an individual and is present in the United States for 183 or more days in the taxable year of the sale, exchange or other taxable disposition, and meets certain other requirements.

If the first exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such item on a net basis in the same manner as a U.S. Holder unless otherwise provided in an applicable income tax treaty; a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such item at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty). If the second exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the ordinary shares.

Information Reporting and Backup Withholding and Other Reporting Requirements

Under U.S. federal income tax laws, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation (including IRS Forms 926). Persons who are required to file these information returns and fail to do so may be subject to substantial penalties. Pursuant to Section 1298(f) of the Code, for any year in which the Company is a PFIC, each U.S. Holder will be required to file an information statement, Form 8621, regarding such U.S. Holder’s ownership interest in the Company. U.S. Holders of ordinary shares should consult with their own tax advisers regarding the requirements of filing information returns.

Furthermore, certain U.S. Holders who are individuals and to the extent provided in regulations, certain entities, are required to report information with respect to such U.S. Holder’s investment in “foreign financial assets” on IRS Form 8938. An interest in the Company constitutes a foreign financial asset for these purposes. Persons who are required to report foreign financial assets and fail to do so may be subject to substantial penalties. Potential shareholders are urged to consult with their own tax advisers regarding the foreign financial asset reporting obligations and their application to an investment in ordinary shares.

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders generally are not subject to the reporting requirements discussed in the first two paragraphs above, and generally are not subject to information reporting or backup withholding with respect to dividends paid on ordinary shares, or the proceeds from the sale, exchange or other disposition of ordinary shares, provided that each such non-U.S. Holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.

Non-U.S. Holders generally are not subject to information reporting or backup withholding with respect to dividends paid on ordinary shares, or the proceeds from the sale, exchange or other disposition of ordinary shares, provided that each such non-U.S. Holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding at a 30 percent rate on payments of interest and dividends and gross proceeds from the disposition of any asset that produces interest or dividends, if such payment is sourced in the United States, to (i) a foreign financial institution (as defined under FATCA) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meet certain other specified requirements or (ii) a non-financial foreign entity (as defined under FATCA) that is treated as the beneficial owner of the payment unless such entity certifies that an exception applies or that it does not have any substantial U.S. owners (generally owners of more than 10 percent of the interests in the entity) or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Withholding under FATCA will also apply to certain “foreign pass-thru payments” made by a “foreign financial institution” on or after the date that is two years after the date of publication in the Federal Register of final regulations defining foreign pass-thru payments. Under current guidance, pass-thru payments are not specifically defined, and it is therefore not clear whether or to what extent payments on the ordinary shares would be considered pass-thru payments. The United States has entered into intergovernmental agreements (“IGAs) with the British Virgin Islands and the United Kingdom, which modify the FATCA withholding regime described above. Under the FATCA rules and IGAs, it is not clear whether we would be treated as a financial institution subject to the diligence, reporting and withholding obligations under FTCA or the IGAs. Furthermore, it is not yet clear how the IGAs will address foreign pass-thru payments.

This summary is for general information only and it is not intended to be, nor should it be construed to be, tax or legal advice to any prospective shareholder. Further, this summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to holders of their acquisition, ownership and disposition of the ordinary shares. Accordingly, prospective holders of ordinary shares should consult their own tax advisers about the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the ordinary shares.

British Virgin Islands Taxation

The Company

We are not subject to any income, withholding or capital gains taxes in the British Virgin Islands. No capital or stamp duties are levied in the British Virgin Islands on the issue, transfer or redemption of ordinary shares.

Shareholders

Shareholders who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the ordinary shares of the Company owned by them and dividends received on such ordinary shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

United Kingdom Taxation

General

The following is a general summary of material UK tax considerations relating to the ownership and disposal of our ordinary shares. The comments set out below are based on current UK tax law as of the date of this summary, which is subject to change, possibly with retrospective effect. This summary does not constitute legal or tax advice and applies only to shareholders holding our ordinary shares as an investment and who are the beneficial owners thereof, whose ordinary shares are not held through an individual savings account or a self-invested personal pension and who have not acquired their or another person’s ordinary shares by reason of their or another person’s employment. These comments may not apply to certain classes of persons, including dealers in securities, insurance companies and collective investment schemes.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under UK tax law. Potential investors should consult their own tax advisers concerning the overall tax consequences of acquiring, holding and disposing of our ordinary shares in their particular circumstances.

The Company

On January 12, 2016, we became centrally managed and controlled in the United Kingdom and therefore became resident in the United Kingdom for UK taxation purposes. Accordingly, since that date, we are subject to UK taxation on our income and gains, except where an exemption applies. Dividend income will generally be exempt from UK corporation tax on income if certain conditions are met.

We may be treated as a dual resident company for UK tax purposes. As a result, our right to claim certain reliefs from UK tax may be restricted, and changes in law or practice in the United Kingdom could result in the imposition of further restrictions on our right to claim UK tax reliefs.

Shareholders

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

Subject to their individual circumstances, shareholders who are resident in the United Kingdom for UK taxation purposes will potentially be liable to UK taxation, as further explained below, on any gains which accrue to them on a sale or other disposition of their ordinary shares which constitutes a “disposal” for UK taxation purposes.

A shareholder who is not resident in the United Kingdom for UK tax purposes will not generally be subject to UK tax on chargeable gains on a disposal of ordinary shares unless (i) such a shareholder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a corporate shareholder, a permanent establishment or (ii) in respect of disposals of certain shareholders made on or after April 6, 2019, the Company derives (directly or indirectly) 75% or more of its gross asset value from UK land. For shareholders in such circumstances, a gain on a disposal of our ordinary shares may be subject to UK taxation.

An individual shareholder who acquires ordinary shares while UK resident, who temporarily ceases to be UK resident or becomes resident in a territory outside the United Kingdom for the purposes of double taxation relief arrangements, and who disposes of our ordinary shares during that period of temporary non-UK residence, may on his or her return to the United Kingdom be liable to UK capital gains tax on any chargeable gain realized on that disposal.

For an individual shareholder within the charge to capital gains tax, a disposal of ordinary shares may give rise to a chargeable gain or allowable loss for the purposes of UK capital gains tax. The rate of capital gains tax is 10% for individuals who are subject to income tax at the basic rate and 20% to the extent that an individual shareholder’s chargeable gains, when aggregated with his or her income chargeable to income tax, exceeds the basic rate band for income tax purposes. However, an individual shareholder is entitled to realize £11,700 of gains (the annual exempt amount) in the UK tax year ended April 5, 2019 without being liable to tax.

For a shareholder within the charge to UK corporation tax, a disposal (or deemed disposal) of ordinary shares may give rise to a chargeable gain or allowable loss for the purposes of UK corporation tax. Corporation tax is charged on chargeable gains at the rate applicable to that company, subject to any available exemption or relief.

Dividends on Ordinary Shares

No UK tax will be withheld or deducted at source from dividends paid by us on our ordinary shares.

Shareholders who are resident in the United Kingdom for tax purposes may, subject to their individual circumstances, be liable to UK income tax or, as the case may be, UK corporation tax on dividends paid to them by us.

The UK Government has introduced an annual dividend tax allowance per tax year. For the year ended April 5, 2019 it is £2,000. If and to the extent that an individual shareholder who is subject to UK income tax receives dividends in each tax year which, in aggregate, do not exceed that allowance, the individual will not be liable to UK income tax on those dividends. If and to the extent that an individual shareholder who is subject to UK income tax receives dividends in each tax year which, in aggregate, exceed that allowance, the individual will be subject to UK income tax on those dividends at the rate of 7.5% (in the case of basic rate taxpayers), 32.5% (in the case of higher rate taxpayers) and 38.1% (in the case of additional rate taxpayers), and the individual will not be entitled to any tax credit in respect of those dividends.

Shareholders who are within the charge to UK corporation tax are generally likely to be exempt from corporation tax on dividends they receive from us, provided the dividends fall within an exempt class and certain conditions are met.

Stamp duty/stamp duty reserve tax

(i) Issue of Ordinary Shares

No UK stamp duty or stamp duty reserve tax will be payable on the issue of ordinary shares, subject to the comments in (iii) below.

(ii) Transfers of Ordinary Shares

UK stamp duty will in principle be payable on any instrument of transfer of our ordinary shares that is executed in the United Kingdom or that relates to any property situated, or to any matter or thing done or to be done, in the United Kingdom. An exemption from stamp duty is available on an instrument transferring ordinary shares where the amount or value of the consideration is £1,000 or less and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions in respect of which the aggregate amount or value of the consideration exceeds £1,000. Shareholders should be aware that, even where an instrument of transfer is in principle subject to stamp duty, stamp duty is not required to be paid unless it is necessary to rely on the instrument for legal purposes, for example to register a change of ownership or in litigation in a UK court. An instrument of transfer need not be stamped in order for the British Virgin Islands register of ordinary shares to be updated, and the register is conclusive proof of legal ownership.

Provided that the ordinary shares are not registered in any register maintained in the United Kingdom by or on behalf of us and are not paired with any shares issued by a UK incorporated company, any agreement to transfer ordinary shares will not be subject to UK stamp duty reserve tax. We currently do not intend that any register of our ordinary shares will be maintained in the United Kingdom.

(iii) Ordinary Shares held through clearance services or depositary receipt arrangements

Where ordinary shares are transferred or issued to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services or issuing depositary receipts (but not including CREST), UK stamp duty or stamp duty reserve tax may be payable at a rate of 1.5% (rounded up if necessary, in the case of stamp duty, to the nearest multiple of £5) of the amount or value of the consideration payable for (or, in certain circumstances, the value of) the ordinary shares. This liability for stamp duty or stamp duty reserve tax will be payable by the clearance service or depositary receipt operator or its nominee, as the case may be, but in practice participants in the clearance service or depositary receipt scheme will generally be required to reimburse them for such cost.

Following litigation, H.M. Revenue and Customs has confirmed that it will no longer seek to apply the above 1.5% stamp duty or stamp duty reserve tax charge on the issue of shares into a clearance service or depositary receipt system established in a European Union Member State on the basis that the charge is not compatible with EU law. However, their view is that the 1.5% charge will still apply to the transfer of shares into such a clearance service or depositary receipts system where the transfer is not an integral part of the issue of share capital. There is an exception from the 1.5% charge on the transfer to, or to a nominee or agent for, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the UK Finance Act 1986 which has been approved by HMRC. Shareholders should consult their own independent professional advisers before incurring or reimbursing the costs of such a 1.5% stamp duty or stamp duty reserve tax charge.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, SunTrust Robinson Humphrey, Inc., BTIG, LLC and CJS Securities, Inc have severally agreed to purchase, and we have agreed to sell to them, severally, the number of ordinary shares indicated below:

Name	Number of Shares
Goldman Sachs & Co. LLC	4,321,015
Barclays Capital Inc.	2,871,739
Citigroup Global Markets Inc.	2,871,739
Credit Suisse Securities (USA) LLC	2,871,739
UBS Securities LLC	2,871,739
SunTrust Robinson Humphrey, Inc.	750,000
BTIG, LLC	416,667
CJS Securities, Inc	416,667

Total:	17,391,305

Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, SunTrust Robinson Humphrey, Inc., BTIG, LLC and CJS Securities, Inc are collectively referred to as the “underwriters.” The underwriters are offering the ordinary shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus supplement if any such shares are taken.

The underwriters initially propose to offer part of the ordinary shares of directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.36 per share under the public offering price. After the initial offering of the ordinary shares, the offering price and other selling terms may from time to time be varied by the underwriters.

The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

	Per Share	Without Option	With Option
Public offering price	$20.00	$347,826,100	400,000,000
Underwriting discounts and commissions	$0.60	$10,434,783	12,000,000
Proceeds, before expenses, to us	$19.40	$337,391,317	388,000,000

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $600,000. We have agreed to reimburse the underwriters up to $35,000 for certain expenses incurred in connection with this offering.

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 2,608,695 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “NOMD”.

We and certain of our executive officers and directors have entered into lock-up agreements with the underwriters or otherwise agreed, subject to certain exceptions, that we and they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge any of our shares of common stock, any options or warrants to purchase shares of our common stock, or any securities convertible into, or exchangeable for or that represent the right to receive shares of our common stock, without the prior written consent of Goldman Sachs & Co. LLC for a period of 90 days from the date of this prospectus.

In order to facilitate the offering of the ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The Underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of ordinary shares for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of the shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where the shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of the shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000.

Any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the ordinary shares.

Accordingly, the ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred en bloc without subdivision to a single investor.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ordinary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notification under Section 309(B)(1)(c) of the SFA

We have determined that the shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Greenberg Traurig, LLP, as to matters of United States Federal and New York law, and by Carey Olsen, as to matters of British Virgin Islands law. Certain legal matters in connection with the offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by referenced to the Annual Report on Form 20-F for the year ended December 31, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares offered under this prospectus supplement and the accompanying prospectus. For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information included in the registration statement we filed. For further information regarding us and the ordinary shares, you may desire to review the full registration statement, including the exhibits. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding the Company, including the original registration statement. The SEC’s Internet website address is http://www.sec.gov.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. Our Internet website can be found at www.nomadfoods.com.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, from their respective filing dates, and prior to the termination of this offering:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on February 28, 2019;

•

our reports on Form 6-K furnished to the SEC on March 19, 2019, but solely to the extent of those items contained there that are specifically incorporated by reference into this registration statement as stated in such Form 6-K;

•

the description of our shares contained in the Registration Statements under the heading “Description of Share Capital” and as incorporated into our registration statement on Form 8-A12B filed with the SEC on December 28, 2015; and

•

with respect to the offering of the shares under this prospectus, (i) all subsequent annual reports on Form 20-F, Form 40-F, or Form 10-K, (ii) all subsequent filings on Forms 10-Q and 8-K filed and (iii) any report on Form 6-K that so indicates it is being incorporated by reference into this registration statement, in each case, that we file with the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Notwithstanding the foregoing, we are not incorporating by reference any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Nomad Foods Limited No. 1 New Square

Bedfont Lakes Business Park

Feltham, Middlesex TW14 8HA

Attn: Legal Department

+(44) 208 918 3200

You should rely only on the information incorporated by reference or provided in this prospectus supplement. Neither we nor the underwriters have authorized anyone else to provide you with different information.

PROSPECTUS

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, our ordinary shares, preferred shares, debt securities or warrants (collectively, the “securities”), in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. The debt securities, preferred shares and warrants we may offer may be convertible into or exercisable or exchangeable for ordinary shares or other securities of Nomad Foods Limited or debt or equity securities of one or more other entities.

From the date of this prospectus, we may offer the securities from time to time in amounts, at prices and on terms determined by market conditions at the time of the offering. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “NOMD.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 1 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2018.

i

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell or otherwise transfer the securities described in this prospectus and in an accompanying prospectus supplement, if required, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell our securities using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the type, number or amount of securities being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific material terms related to the offering. Such prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information and are not making an offer to sell or transfer the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, we have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

Unless otherwise indicated, references in this prospectus to “Nomad,” the “Company,” “we,” “us” and “our” refer to Nomad Foods Limited and its consolidated subsidiaries. The term “Iglo” refers solely to Nomad Foods Europe Holdings Limited (previously named Iglo Foods Holdings Limited) and its consolidated subsidiaries which we purchased on June 1, 2015. The term “Findus” refers to Findus Sverige AB and its consolidated subsidiaries which we purchased on November 2, 2015. All references in this prospectus to the “Predecessor” refer to Iglo for all periods prior to its acquisition by the Company (the “Iglo Acquisition”) and all references to the “Successor” refer to the Company for all periods after the Iglo Acquisition.

ii

THE COMPANY

We are the leading branded frozen food player in Western Europe with a portfolio of best-in-class food brands within the frozen category, including fish, vegetables, poultry, meals and pizza (excluding ice cream). Our products are sold primarily through large grocery retailers under the brands “Birds Eye” and “Goodfella’s” in the United Kingdom and Ireland, “Findus” in Italy, San Marino, France, Spain, Sweden and Norway, “Iglo” in Germany and other continental European markets and “La Cocinera” in Spain. According to Euromonitor, our share of the frozen food market in Western Europe stood at 13.8% in 2017 (2.4 times greater than the nearest competitor). In 2017, we maintained the number one position in ten European geographies, namely the United Kingdom, Italy, Germany, Sweden, France, Austria, Spain, Belgium, Portugal, and Hungary. The countries representing our top six markets, collectively, the United Kingdom, Italy, Germany, Sweden, Norway and France, represented approximately 68% of the total Western European frozen food markets as of the end of 2017.

Our brands are household names with long histories and local heritage in their respective markets. Our Birds Eye and Goodfella’s brands are primarily marketed in the United Kingdom and Ireland. The Findus brand, which is marketed in Italy, France, Spain, Sweden and Norway, has a loyal following in each of its respective geographies. Iglo has a long-standing history and is marketed in Germany and other continental European countries. La Cocinera has allowed us to establish ourselves in Spain.

Our principal executive offices are located at No. 1 New Square, Bedfont Lakes Business Park, Feltham, Middlesex TW14 8HA. Our telephone number is +(44) 208 918 3200.

RISK FACTORS

Any investment in the securities is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Prospectus supplement on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements included in this prospectus and the documents incorporated by reference herein include statements regarding:

•	our beliefs and intentions regarding our strategic initiatives and their impact on the growth and profitability of our business;

•	our intent to profitably grow our business through our strategic initiatives;

•	our intent to seek additional acquisition opportunities in food products and our expectation regarding competition for acquisitions;

•	our expectations concerning our ability to fund our liquidity requirements and to raise cash through equity and debt offerings;

•	the expectations concerning our capital expenditures in 2018;

•	our beliefs regarding our competitive strengths and ability to successfully compete in the markets in which we participate;

•	our expectations concerning consumer demand for our products, our future growth opportunities, market share and sales channels, including online channels;

•	our expectations regarding the impact of completed transactions;

•	our beliefs and intentions regarding the impact of key industry trends on our business, our actions in response to such trends and the resulting impact on our profitability and competitive position;

•	our future operating and financial performance;

•	our intent to settle any Founder Preferred Shares Annual Dividend Amount (as defined in our Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles”)) with equity;

•	our belief that we have sufficient spare capacity to accommodate future growth in our main product categories and to accommodate the seasonal nature of some of our products;

•	our intent to rely on some of the available foreign private issuer exemptions to the NYSE corporate governance rules; and

•	the accuracy of our estimates and key judgments regarding certain tax matters and accounting valuations.

The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein are based on assumptions that we have made in light of our management’s experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors include but are not limited to:

•	our ability to successfully implement our strategic initiatives;

•

the anticipated benefits from the Green Isle Foods Ltd. acquisition, including performance of the Goodfella’s and San Marco brands, may take longer to realize and may cost more to achieve than expected;

•	the loss of any of our executive officers or members of our senior management team or other key employees;

•	the loss of any of our major customers or a decrease in demand for our products;

•	our ability to effectively compete in our markets;

•	changes in consumer preferences and our failure to anticipate and respond to such changes or to successfully develop and renovate products;

•	our ability to successfully interpret and respond to key industry trends and to realize the expected benefits of our responsive actions;

•	delays and lower than expected market acceptance of new products;

•	delayed digital marketing spending;

•	less than expected growth opportunities in e-commerce and hard discounters;

•	longer than expected implementation of, or inability to recognize anticipated benefits from, net revenue management, supply chain optimization and expense discipline initiatives;

•	our ability to protect our brand names and trademarks;

•	economic conditions that may affect our future performance including exchange rate fluctuations;

•	fluctuations in the availability of food ingredients and packaging materials that we use in our products;

•	disruptions in our information technology systems, supply network, manufacturing and distribution facilities or our workforce or the workforce of our suppliers;

•

our ability to continue to comply with covenants and the terms of our credit instruments and our ability to obtain additional financing, as needed, to fund our liquidity requirements and capital expenditures;

•	availability of debt and equity financing under favorable terms;

•	increases in operating costs, including labor costs, and our ability to manage our cost structure;

•	the incurrence of liabilities not covered by our insurance;

•	the loss of our foreign private issuer status;

•	the effects of reputational damage from unsafe or poor-quality food products, particularly if such issues involve products we manufactured or distributed;

•	our failure to comply with, and liabilities related to, environmental, health and safety laws and regulations;

•	the potential adverse impact of Brexit on currency exchange rates, global economic conditions and cross-border agreements that affect our business; and

•	changes in applicable laws or regulations.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Prospectus supplement on Form 20-F, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless stated otherwise in a prospectus supplement, we expect to use the net proceeds we receive from the sale of securities described in this prospectus will be used for general corporate purposes.

When a particular series of securities is offered, the related prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges for the periods indicated. We did not pay or accrue any preferred stock dividends during the periods presented below.

	Successor		Successor		Successor		Successor	Successor	Predecessor	Predecessor	Predecessor
(in €m, except ratios)	Three months ended Mar 31, 2018		Year ended Dec 31, 2017		Year ended Dec 31, 2016		9 months ended Dec 31, 2015	Year ended Mar 31, 2015	5 months ended May 31, 2015	Year ended Dec 31, 2014	Year ended Dec 31, 2013
Ratio of Earnings to Fixed Charges	7.0	x	3.0	x	1.9	x
Deficiency (1)							349.6	167.5	147.3	200.7	158.3

(1)	For the relevant periods, earnings were insufficient to cover fixed charges by the amounts indicated.

The ratio of earnings to fixed charges was computed by dividing our earnings by our fixed charges. For this purpose, earnings have been calculated as, where applicable, (a) income (loss) from continuing operations before allocation to noncontrolling interest and income from investments in unconsolidated joint ventures, plus (b) fixed charges (as defined below), plus (c) amortization of capitalized interest, plus (d) distributed income of investments in unconsolidated joint ventures, less (a) capitalized interest, and less (b) preferred dividends on our Preferred Shares. Fixed charges are comprised of (a) interest, whether expensed or capitalized, (b) amortization of premiums, discounts and capitalized expenses related to our indebtedness, and (c) the estimated interest component of rental expense.

DESCRIPTION OF SHARE CAPITAL

General

We are a company organized under the laws of the British Virgin Islands with limited liability. We are registered at the Registry of Corporate Affairs of the British Virgin Islands under number 1818482, and our affairs are governed by the provisions of our Memorandum and Articles and by the provisions of applicable British Virgin Islands law.

Our Memorandum and Articles authorize the issuance of an unlimited number of shares, no par value, which may be ordinary shares or Founder Preferred Shares. As of May 31, 2018, 173,997,436 ordinary shares and 1,500,000 Founder Preferred Shares were issued and outstanding.

Under our Memorandum and Articles, subject to the BVI Business Companies Act, 2004 (as amended) (the “BVI Act”) and any other applicable legislation, our purpose is to carry on or undertake any business or activity, do any act or enter into any transaction and have full rights, powers and privileges for these purposes. For the purposes of Section 9(4) of the BVI Act, there are no limitations on the business that we may conduct.

The following is a summary of the material provisions of our ordinary and Founder Preferred Shares and our Memorandum and Articles. The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of our Memorandum and Articles which is attached as an exhibit to our Prospectus supplement on Form 20-F for the fiscal year ended December 31, 2017. We urge you to read the full text of that exhibit.

Defined Terms

In the following summary of the material provisions of our ordinary and Founder Preferred Shares and our Memorandum and Articles, the following words shall bear the following meanings, if not inconsistent with the subject or context:

Acquisition means the Company’s acquisition of Iglo Foods Holdings Limited and its consolidated subsidiaries on June 1, 2015;

Admission means the initial admission of the ordinary shares to the standard listing segment of the Official List maintained by the UKLA and to trading on the London Stock Exchange’s main market for listed securities, which occurred on April 15, 2014;

Annual Dividend Amount means: A x B where:

A = an amount equal to 20% of the increase (if any) in the value of an ordinary share. Such increase shall be calculated as being the difference between (i) the Dividend Price for that Dividend Year and (ii) (a) if no Annual Dividend Amount has previously been paid, a price of US$10.00 per ordinary share, or (b) if an Annual Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Year, provided that in each case such amount is subject to such adjustment either as the directors in their absolute discretion determine to be fair and reasonable in the event of a consolidation or sub-division of the ordinary shares in issue after the date of Admission or otherwise as determined in accordance with Article 5.4 of our Memorandum and Articles; and

B = the Preferred Share Dividend Equivalent;

Average Price means for any security, as of any date (or relevant period, as applicable): (i) in respect of ordinary shares or any other security, the volume weighted average price for such security on the London Stock Exchange as reported by Bloomberg through its “Volume at Price” functions; (ii) if the London Stock Exchange is not the principal securities exchange or trading market for that security, the volume weighted average price of that security on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price of that security in the over-the-counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date on any of the foregoing bases, the Average Price of that security on such date shall be the fair market value as mutually determined by the Company and the holders of the majority of outstanding Founder Preferred Shares (acting reasonably);

Bloomberg means Bloomberg Financial Markets;

Dividend Determination Period means the last ten consecutive Trading Days of a Dividend Year;

Dividend Price means the Average Price per ordinary share for the Dividend Determination Period in the relevant Dividend Year;

Dividend Year means the period commencing on the date of Admission and ending on the last day of the Company’s first financial year, and thereafter each financial year of the Company;

paid up in relation to shares means fully paid or credited as fully paid, but excludes partly paid shares;

Payment Date means a day no later than ten Trading Days after the last day of the relevant Dividend Year, except in respect of any Annual Dividend Amount becoming due on the Trading Day immediately prior to the date of commencement of the Company’s liquidation, in which case the Payment Date shall be such Trading Day, and except in respect of any Annual Dividend Amount becoming due on account of an automatic conversion immediately upon a Change of Control pursuant to Article 5.1(a) of the Articles of Association, in which case the Payment Date shall be the Trading Day immediately after such event;

Preferred Share Dividend Equivalent means 140,220,619 ordinary shares, being such number of ordinary shares outstanding immediately following the Acquisition but excluding any ordinary shares issued to shareholders or other beneficial owners of a company or business acquired pursuant to or in connection with the Acquisition (which total number is subject to such adjustment either as the directors in their absolute discretion determine to be fair and reasonable in the event of a consolidation or sub-division of the ordinary shares in issue after the date of admission to the LSE or otherwise as determined in accordance with Article 5.4 of the Memorandum and Articles relating to the treatment of stock splits, stock dividends and similar events); and

Trading Day means any day on which the New York Stock Exchange (or such other applicable securities exchange or quotation system) is open for business and on which the ordinary shares may be dealt in (other than a day on which the New York Stock Exchange (or such other applicable securities exchange or quotation system) is scheduled to or does close prior to its regular weekday closing time).

Ordinary Shares

The following summarizes the rights of holders of our ordinary shares:

•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

•

subject to the rights of the holders of the Founder Preferred Shares, the holders of our ordinary shares are entitled to share ratably in dividends and other distributions as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any; and

•

subject to the BVI Act, upon our liquidation, dissolution or winding up, the holders of our ordinary shares, along with holders of our Founder Preferred Shares, will be entitled to the distribution of the remaining assets pro rata to the number of fully paid up shares held by each holder relative to the total number of issued and fully paid up ordinary shares as if such fully paid up Founder Preferred Shares had been converted into ordinary shares immediately prior to the winding up.

Founder Preferred Shares

Founder Preferred Shares confer upon the holder the following:

1)	the right to one vote per Founder Preferred Share on all matters to be voted on by shareholders generally and vote together with the holders of ordinary shares;

2)	commencing on January 1, 2015 and for each financial year thereafter:

a.

once the average price per ordinary share for the Dividend Determination Period, i.e. the last ten consecutive trading days of a year is at least $11.50 (which condition was satisfied for the year ended December 31, 2015), the right to receive a Founder Preferred Shares Annual Dividend Amount, payable in ordinary shares or cash, at the Company’s sole option; and

b.

the right to receive dividends and other distributions as may be declared from time to time by the Company’s board of directors with respect to the ordinary shares (such dividends to be distributed among the holders of Founder Preferred Shares, as if for such purpose the Founder Preferred Shares had been converted into ordinary shares immediately prior to such distribution) plus an amount equal to 20% of the dividend which would be distributable on such number of ordinary shares equal to the Preferred Share Dividend Equivalent; and

3)

in addition to amounts payable pursuant to clause 2 above, the right, together with the holders of ordinary shares, to receive such portion of all amounts available for distribution and from time to time distributed by way of dividend or otherwise at such time as determined by the directors; and

4)

the right to an equal share (with the holders of ordinary shares on a share for share basis) in the distribution of the surplus assets of Nomad on its liquidation as are attributable to the Founder Preferred Shares; and

5)	the ability to convert into ordinary shares on a 1-for-1 basis (mandatorily upon a change of control or the seventh full financial year after an acquisition).

For the year ended December 31, 2015, we paid a Founder Preferred Share Dividend in an aggregate of 3,620,510 ordinary shares (based on a Dividend Price of $11.4824). For the year ended December 31, 2016, no Founder Preferred Share Dividend was payable. For the year ended December 31, 2017, we paid a Founder Preferred Share Dividend in an aggregate of 8,705,890 ordinary shares (based on a Dividend Price of $16.6516). In subsequent years, the Founder Preferred Share Annual Dividend Amount will be calculated based upon the volume weighted average price for the last ten trading days of the year and the appreciated average share price compared to $16.6516.

Additional Preferred Shares

We are registering preferred shares which, subject to shareholder approval, we may offer and sell from time to time pursuant to a prospectus supplement. If authorized, such issuances of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

Indemnification Matters

Our Memorandum and Articles provide that we may indemnify any person who is or was a director or who is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another entity, against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. A person may be indemnified only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purpose of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

In addition, we have agreed with our directors, subject to the BVI Act, to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our Memorandum and Articles.

Shareholders’ Meetings and Consents

The following summarizes certain relevant provisions of British Virgin Islands laws and our Memorandum and Articles in relation to our shareholders’ meetings:

•

we are required to hold an annual general meeting in each calendar year provided that not more than 15 months shall elapse between the date of one annual meeting and the date of the next, unless such period is extended, or such requirement is waived, by a resolution of the shareholders;

•	the board of directors may convene meetings of shareholders at such times and in such manner and places within or outside the British Virgin Islands as the board considers necessary or desirable;

•

upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of a matter for which a meeting is requested, the directors are required to convene a meeting of shareholders;

•

when convening a meeting, the board of directors must give not less than ten days’ notice of a meeting of shareholders to: (i) those shareholders who are entitled to vote at the meeting; and (ii) the other directors;

•

a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting, and for this purpose the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares that such shareholder holds;

•	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

•

a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy one shareholder entitled to vote on resolutions of shareholders to be considered at the meeting (a “quorum”);

•

a resolution of shareholders is valid only if approved at a duly convened and constituted meeting of shareholders by the affirmative vote of a majority of the votes of the shares entitled to vote thereon that were present at the meeting and were voted or consented to in writing by a majority of the votes of shares entitled to vote thereon.

Board of Directors

The management of our Company is vested in a board of directors. Our Memorandum and Articles provide that our board of directors must be composed of at least one member. Subject to the BVI Act and our Memorandum and Articles, our directors may be appointed by resolution of shareholders or by the board of directors, without the approval of shareholders, for such term as the shareholders or directors, as applicable, determine. In the case of a vacancy in the office of a director because of death, retirement, resignation, dismissal, removal or otherwise, the remaining directors may appoint a successor and fill such vacancy. In addition, for so long as an initial holder of Founder Preferred Shares holds 20% or more of the Founder Preferred Shares in issue, such holder is entitled to nominate, and the directors are required to appoint, a person as director. If such holder notifies the Company to remove any director nominated by him or her, the other directors shall remove such director, and the holder will have the right to nominate a director to fill the resulting vacancy. In the event an initial holder ceases to be a holder of Founder Preferred Shares or holds less than 20% of the Founder Preferred Shares in issue, such initial holder will no longer be entitled to nominate a person as a director, and the holders of a majority of the Founder Preferred Shares in issue will be entitled to exercise that initial holder’s former rights to appoint a director instead. Directors are not required to be shareholders.

Our board of directors consists of twelve members. Two members of the board present or represented at a board meeting constitutes a quorum, except where otherwise decided by the directors or where there is a sole director, in which case the quorum shall be one. Actions at a meeting are adopted by a majority vote. Our board of directors may also take action by means of a written consent signed by a majority of directors.

Our board of directors is vested with the power to borrow or raise money and secure any debt or binding obligations on the Company. The board may delegate the daily management of our business, as well as the power to represent us in our day to day business, to individual directors, agents or committees (with the power to sub-delegate) as it deems fit. The board may determine the conditions of appointment and dismissal as well as the remuneration and powers of any persons or committees so appointed. The board may also determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable to committees it creates.

Disclosure Requirements

Our Memorandum and Articles provide that we may, by notice in writing, require any person to whom we know or have reasonable cause to believe to have been interested in our shares at any time during the three years preceding such notice, to confirm whether or not that is the case and to give such further information as may be required by our Memorandum and Articles. If a shareholder is in default of supplying us with the information required within the prescribed period, our directors, in their absolute discretion, may serve a direction notice on the shareholder which may direct that, in respect of the shares in which default has occurred, the shareholder shall not be entitled to attend or vote in meetings of shareholders. Additionally, if the shares in which the default has occurred represent at least 0.25% of the number of the class concerned, the direction notice may direct that dividends on such shares be retained by the Company and that no transfer of the shares shall be registered until the default is rectified.

Comparison of Shareholder Rights

We were incorporated under, and are governed by, the laws of the British Virgin Islands. The following discussion summarizes material differences between the rights of holders of ordinary shares and the rights of shareholders of a typical corporation incorporated under the laws of the State of Delaware.

Director’s Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of the directors’ fiduciary duties. If this presumption is rebutted, the directors bear the burden of proving that their actions were “entirely fair” to the corporation or its minority shareholders. In addition, Delaware common law imposes “heightened” judicial scrutiny on actions of directors in certain circumstances, such as upon a sale of the corporation.

British Virgin Islands law provides that every director of a British Virgin Islands company in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.

Amendment of Governing Documents

Under Delaware corporate law, with very limited exceptions, a vote of the shareholders of a corporation is required to amend the certificate of incorporation. In addition, Delaware corporate law provides that shareholders have the right to amend the corporation’s bylaws, but the certificate of incorporation may confer such right on the directors of the corporation.

Written Consent

Under Delaware corporate law, a written consent of the directors must be unanimous to take effect. Under British Virgin Islands law and our Memorandum and Articles, only a majority of the directors are required to sign a written consent.

Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. Our Memorandum and Articles provides that any shareholder action permitted to be taken at a shareholder meeting may also be taken by written consent of a majority of the votes of shares entitled to vote thereon. If any shareholder resolution is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall be sent to all shareholders not consenting to such resolution.

Shareholder Proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Sale of Assets

Under Delaware corporate law, a vote of the shareholders is required to approve a sale, lease or exchange of assets of a corporation (including property or assets of its subsidiaries) only when all or substantially all assets are being sold to a person other than a subsidiary of the Company. Under British Virgin Islands law generally, shareholder approval is required when more than 50% of a company’s total assets by value are being disposed of or sold to any person if not made in the usual or regular course of the business carried out by the company. Under our Memorandum and Articles this requirement of British Virgin Islands law has been disapplied and accordingly no shareholder approval is required in relation to such a disposal or sale.

Redemption of Shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option, at the option of the holders of that stock or upon the happening of a specified event, provided that after such redemption shares with full voting power remain outstanding. The stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of the board of directors providing for the issue of the stock. Under Delaware corporate law, shares also may be repurchased with the consent of both the corporation and the holder, except that shares may not be repurchased for more than the price at which such shares may be redeemed at the option of the corporation. Both the redemption and repurchase of shares of a Delaware corporation are subject to certain solvency limitations established by Delaware corporate law and Delaware common law. As permitted by British Virgin Islands law and our Memorandum and Articles, shares may be repurchased, redeemed or otherwise acquired by us. However, the consent of the shareholder whose shares are to be repurchased, redeemed or otherwise acquired must be obtained, except as specified in the terms of the applicable class or series of shares.

Squeeze-Out Merger

Under Delaware General Corporation Law § 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Delaware Secretary of State a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation and the resolution must include provision for the pro rata issuance of stock of the surviving corporation to the holders of the stock of the parent corporation on surrender of any certificate therefor. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority shareholders of the subsidiary corporation party to the merger may have appraisal rights as set forth in § 262 of the Delaware General Corporation Law.

Under the BVI Act, subject to any limitations in a company’s memorandum and articles of association, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. In our Memorandum and Articles, we have opted out of the BVI Act’s squeeze out provisions.

Variation of Rights of Shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares entitled to vote thereon, and if such variation would change the rights of such class so as to affect them adversely, with the approval of a majority of the outstanding shares of such class, voting separately as a single class, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law and our Memorandum and Articles, we may vary the rights attached to any class with the written consent of at least 50% of the holders of each class of shares affected or by a resolution passed by at least 50% of the votes cast by eligible holders of the issued shares of the affected class at a separate meeting of the holders of that class.

Election of Directors

Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors and vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum) or by a sole remaining director. Subject to the BVI Act and pursuant to our Memorandum and Articles, directors shall be appointed at any time, and from time to time, by our directors, without the approval of shareholders, either to fill a vacancy or as an alternate or additional director. The shareholders may, by a majority vote, appoint any person as a director. In addition, for so long as an initial holder of Founder Preferred Shares holds 20% or more of the Founder Preferred Shares in issue, such holder is entitled to nominate, and the directors are required to appoint, a person as director. If such holder notifies the Company to remove any director nominated by him or her, the other directors shall remove such director, and the holder will have the right to nominate a director to fill the resulting vacancy. In the event an initial holder ceases to be a holder of Founder Preferred Shares or holds less than 20% of the Founder Preferred Shares in issue, such initial holder will no longer be entitled to nominate a person as a director, and the holders of a majority of the Founder Preferred Shares in issue will be entitled to exercise that initial holder’s former rights to appoint a director instead.

Removal of Directors

Under Delaware corporate law, a director of a corporation without a classified board may be removed, with or without cause, by the holders of a majority (or such larger portion set forth in the certificate of incorporation) of the outstanding shares entitled to vote at an election of directors. Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise. Under Delaware corporate law, generally a director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

Our Memorandum and Articles provide that a director may be removed at any time if: (i) he resigns by written notice to the Company; (ii) he is requested to resign by written notice of all of the other directors; (iii) he ceases to be a director by virtue of any provision of law or becomes prohibited by law from or is disqualified from being a director; (iv) he becomes bankrupt or makes any arrangement or composition with his creditors generally or otherwise has any judgment executed on any of his assets; (v) he becomes of unsound mind or incapable; (vi) he is absent from meetings of directors for a consecutive period of 12 months and the other directors resolve that his office shall be vacated; (vii) he dies; or (viii) a resolution of shareholders is approved by a majority of the shares entitled to vote on such matter passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or a written special resolution of shareholders is passed by at least 75% of the votes of shares entitled to vote thereon.

Mergers

Under Delaware corporate law, one or more constituent corporations may merge into and become part of another constituent corporation in a process known as a merger. A Delaware corporation may merge with a foreign corporation as long as the law of the foreign jurisdiction permits such a merger. To effect a merger under Delaware General Corporation Law § 251, an agreement of merger must be properly adopted and the agreement of merger or a certificate of merger must be filed with the Delaware Secretary of State. In order to be properly adopted, the agreement of merger must be adopted by the board of directors of each constituent corporation by a resolution or unanimous written consent. In addition, the agreement of merger generally must be approved at a meeting of shareholders of each constituent corporation by a majority of the outstanding stock of the corporation entitled to vote, unless the certificate of incorporation provides for a supermajority vote. In general, the surviving corporation assumes all of the assets and liabilities of the disappearing corporation or corporations as a result of the merger.

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. One or more companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the British Virgin Islands if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the British Virgin Islands are incorporated. In respect of such a merger or consolidation, a British Virgin Islands company is required to comply with the provisions of the BVI Act, and a company incorporated outside the British Virgin Islands is required to comply with the laws of its jurisdiction of incorporation.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Inspection of Books and Records

Under Delaware corporate law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records. Under British Virgin Islands law, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the British Virgin Islands Registrar of Corporate Affairs, including the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), records of license fees paid to date, any articles of dissolution, any articles of merger and a register of charges if the company has elected to file such a register.

A shareholder of a company is entitled, on giving written notice to the company, to inspect:

(a)	the memorandum and articles of association;

(b)	the register of members;

(c)	the register of directors; and

(d)	the minutes of meetings and resolutions of shareholders and of those classes of shares of which he is a shareholder.

In addition, a shareholder may make copies of or take extracts from the documents and records referred to in (a) through (d) above. However, subject to the memorandum and articles of association of the company, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a shareholder to inspect any document, or part of any document, specified in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Where a company keeps a copy of the register of members or the register of directors at the office of its registered agent, it is required to notify the registered agent of any changes to the originals of such registers, in writing, within 15 days of any change; and to provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept. Where the place at which the original register of members or the original register of directors is changed, the company is required to provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

A company is also required to keep at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors determine the minutes of meetings and resolutions of shareholders and of classes of shareholders, and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the company’s registered agent, the company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept. The Company’s registered agent in the British Virgin Islands is: Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

Conflict of Interest

Under Delaware corporate law, a contract or transaction between a corporation and a director or officer, or between a corporation and any other organization in which a director or officer has a financial interest or is a director or officer, is not void as long as (i) the material facts as to the director’s or officer’s relationship or interest are disclosed or known and (ii) either a majority of the disinterested directors authorizes the contract or transaction in good faith or the shareholders vote in good faith to approve the contract or transaction. Nor will any such contract or transaction be void if it is fair to the corporation when it is authorized, approved or ratified by the board of directors, a committee or the shareholders. Delaware corporate law permits the corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

The BVI Act provides that a director shall, forthwith after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to the board of directors of the company. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the director’s interest was disclosed to the board prior to the company’s entry into the transaction or was not required to be disclosed because the transaction is between the company and the director himself and is otherwise in the ordinary course of business and on usual terms and conditions. As permitted by British Virgin Islands law and our Memorandum and Articles, a director interested in a particular transaction may vote on it, attend meetings at which it is considered and sign documents on our behalf that relate to the transaction. In addition, if our directors have other fiduciary obligations, including to other companies on whose board of directors they presently sit and to other companies whose board of directors they may join in the future, to the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors are permitted to honor those pre-existing fiduciary obligations ahead of their obligations to us. Accordingly, they may refrain from presenting certain opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

Transactions with Interested Shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by that statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. An interested shareholder generally is a person or group that owns or owned 15% or more of the company’s outstanding voting stock within the past three years. This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the company in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder.

British Virgin Islands law has no comparable provision. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Independent Directors

There are no provisions under Delaware corporate law or under the BVI Act that require a majority of our directors to be independent.

Cumulative Voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions on cumulative voting under the laws of the British Virgin Islands, but our Memorandum and Articles do not provide for cumulative voting.

Shareholders’ Rights under British Virgin Islands Law Generally

The BVI Act provides for certain remedies that may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, British Virgin Islands courts can issue a restraining or compliance order. However, shareholders cannot also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for shareholders’ remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct. In addition, any shareholder of a company may apply to the courts for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

The BVI Act also provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger, if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (ii) a consolidation, if the company is a constituent company; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (a) a disposition pursuant to an order of the court having jurisdiction in the matter, (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (v) an arrangement, if permitted by the court.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by a company’s memorandum and articles of association.

Foreign Private Issuer Exemption

As a “foreign private issuer,” as defined by the SEC, we are permitted to follow certain corporate governance practices of our home country, the British Virgin Islands, instead of those otherwise required under the NYSE for domestic issuers. While we voluntarily follow most NYSE corporate governance rules, we intend to take advantage of the following limited exemptions:

•

Unlike NYSE corporate governance rules, under British Virgin Islands law, there is no requirement that our board of directors consist of a majority of independent directors and our independent directors are not required to hold executive sessions. Currently, seven out of our twelve board members are independent based on NYSE independence standards. While our board’s non-management directors will meet regularly in executive session without management, our board does not intend to hold an executive session of only independent directors at least once a year as called for by the NYSE.

•

The NYSE rules applicable to domestic issuers require disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NYSE rules, as permitted by the foreign private issuer exemption.

•

We are exempt from the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NYSE related to the furnishing and content of proxy statements. Therefore, we intend to hold annual shareholder meetings in accordance with the corporate governance practices of the British Virgin Islands and our Memorandum and Articles of Association. Similarly, with respect to matters on which shareholders will have a right to vote, we intend to comply with corporate governance practices of the British Virgin Islands and the voting requirements under the NYSE rules applicable to foreign private issuers.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•

whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	a discussion of any material or special U.S. federal and British Virgin Islands income tax considerations applicable to the preferred shares;

•

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of Nomad, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Prior to issuing preferred shares, we must convene a shareholder meeting at which shareholders would approve the terms and conditions of the preferred shares that were determined by the board of directors, or delegate authority to the board of directors to approve such terms and conditions, and vote to modify the Memorandum and Articles to include the characteristics and particular rights of the preferred shares.

If and when we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and, to the extent permitted under British Virgin Islands law, will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any particular series and of any indenture under which such securities are issued may differ from the terms described below. We will indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior or subordinated obligations, and may be issued in one or more series.

The debt securities will be issued under an indenture. We have summarized select portions of the indenture below. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. The indenture is subject to the Trust Indenture Act of 1939.

The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We note that the terms of the indenture are subject to change at any time by us and may differ in whole or in part from the description below. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of €100,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be Euros or any other currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, Clearstream Banking, “société anonyme,” in Luxembourg and Euroclear Bank S.A./N.V., as operator of the Euroclear System in Belgium, each a Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

Under the terms of the indenture, we covenant, among other things that:

•	we will promptly pay the principal of and interest on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

•

so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee all interim and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

•	we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we know of any default under the indenture that occurred during the previous year; and

•

all payments made by us on the debt securities will be made free and clear of and without withholding or deduction for, or on account of, any taxes unless the withholding or deduction of such taxes is then required by law (subject to certain exceptions).

Any series of debt securities may have covenants in addition to or differing from those included in the indenture which limit or restrict, among other things the ability of us or one or more of our subsidiaries (as defined in the indenture, the “Restricted Subsidiaries”) to:

•	incur certain indebtedness;

•	make certain payments, dividends, redemptions, repurchases or investments;

•	incur certain liens;

•	make distributions to us or other Restricted Subsidiaries;

•	sell assets or sell capital stock of Restricted Subsidiaries;

•	enter into transactions with affiliates;

•	take actions which will result in material impairment of the security interests in the collateral, if any;

•	guarantee of indebtedness by our Restricted Subsidiaries; and

•	certain business activities, transactions, issuances of our capital stock and other actions.

Suspension of Covenants on Achievement of Investment Grade Status

If on any date following the issue date, the debt securities have achieved investment grade status and no default or event of default has occurred and is continuing (a “Suspension Event”), then, beginning on that day and continuing until such time, if any, at which the debt securities no longer have investment grade status (the “Reversion Date”), certain provisions of the indenture and, in each case, any related default provision will cease to be effective and will not apply to us or our subsidiaries. Such covenants and any related default provisions may again apply according to their terms after the Reversion Date.

Change of Control

Unless we state otherwise in the applicable prospectus supplement, if a Change of Control occurs, each holder of debt securities will have the right to require us to repurchase all or part of such holder’s debt securities at a purchase price in cash equal to 101% of the principal amount of the debt securities, plus accrued and unpaid interest to the date of purchase. “Change of Control” means (1) we become aware of any “person” or “group” of related persons that becomes the “beneficial owner” of more than 50% of the total voting power of our voting stock (except if we become a Subsidiary of a Successor Parent) or (2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of our and our Restricted Subsidiaries’ assets taken as a whole to a person, other than a Restricted Subsidiary.

We will not be obligated to repurchase any debt securities upon a Change of Control, if and to the extent that we have unconditionally exercised our right to redeem all of the debt securities and that all conditions to such redemption have been satisfied or waived. Unless we have unconditionally exercised this right or all conditions to redemption have been satisfied or waived, within 60 days after any Change of Control, we will provide a notice (the “Change of Control Offer”) to each holder of any debt securities, with a copy to the trustee. The provisions of the indenture relating to our obligation to make an offer to repurchase the debt securities as a result of a Change of Control may be waived or modified with the written consent of holders of a majority in outstanding aggregate principal amount of the debt securities under the indenture.

Merger and Consolidation

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor company”) unless:

•

we are the surviving corporation, or the successor company (if other than Nomad) is a corporation organized and validly existing under the laws of any member state of the European Union, the United Kingdom, including the British Virgin Islands, or the United States of America, any State of the United States or the District of Columbia, Canada or any province of Canada, Norway or Switzerland; and expressly assumes our obligations on the series of debt securities, and under the indenture and any other relevant document; and

•

we have delivered to the trustee an officer’s certificate and opinion of counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor company.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in any payment of interest or Additional Amounts, if any, on any debt securities when due and payable, continued for 30 days;

•	default in the payment of principal or premium, if any, on any series of debt securities at maturity, upon optional redemption, upon required purchase, upon declaration or otherwise;

•

failure by us or any of our Restricted Subsidiaries to comply for 60 days after written notice by the trustee or by the holders of 25% in aggregate principal amount of the outstanding series of debt securities with our other agreements contained in the indenture or the series of debt securities (in each case, other than a default in performance, or breach of, a covenant or agreement specifically addressed above);

•

default under any mortgage, indenture or instrument which (i) is caused by a failure to pay principal at stated maturity on such Indebtedness (“payment default”) or (ii) results in the acceleration of such Indebtedness prior to its maturity, and in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to a specified amount or more;

•	certain events of bankruptcy, insolvency or court protection (each referred to as a “bankruptcy default”);

•

failure to pay final judgments aggregating in excess of a specified amount (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final;

•

any security interest with respect to collateral, if any, having a fair market value in excess of a specified amount ceases to be in full force and effect (except under certain circumstances) or is declared invalid or unenforceable and any such default continues for 10 days;

•

a guarantee of a Significant Subsidiary (as defined in the indenture) ceases to be in full force and effect or is declared invalid or unenforceable in a judicial proceeding or any guarantor denies or disaffirms in writing its obligations under its guarantee and any such default continues for 10 days; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

If an event of default with respect to outstanding debt securities of any series (other than a bankruptcy default described above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all debt securities of that series. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Amounts, if any, will be due and payable immediately. In the case of an event of default resulting from a bankruptcy default, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

In the event of a declaration of acceleration with respect to debt securities of any series because an event of default with respect to certain mortgages, indentures or instruments (described above) has occurred and is continuing, this declaration of acceleration will be automatically annulled if the triggering event of default or payment default is remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such event of default is discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration with respect thereto would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, except nonpayment of principal, premium or interest, including Additional Amounts, if any, on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived. Holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series may waive all past or existing defaults or events of default (except with respect to covenants or provisions requiring a higher threshold for approval of the waiver) and rescind any such acceleration and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity and/or security satisfactory to it against any loss, liability or expense which might be incurred by it in exercising such right or power. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Except to enforce the right to receive payment of principal or interest when due, no holder of any debt security of any series may pursue any remedy with respect to the indenture or any debt securities of any series unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to pursue the remedy;

•	such holders have offered in writing security and/or indemnity to the trustee against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after receipt of the written request and the offer of security and/or indemnity; and

•

the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a written direction that, in the trustee’s opinion, is inconsistent with such request within the 60-day period.

Notwithstanding any other provision in the indenture, the right of any holder of any debt security to receive payment, or to bring suit for the enforcement of any payment of principal of, premium on, if any, interest or Additional Amounts, if any, on the debt security, on or after the respective due dates (including in connection with an offer to purchase), will not be impaired or affected without the consent of such holder other than as provided in the indenture. However, a holder of any debt security will not have the right to institute any suit for the enforcement of payment if and to the extent that instituting or prosecuting the suit, or an entry of judgment related to the suit, would result in the surrender, impairment, waiver or loss of the Lien of the indenture upon any property subject to such Lien.

The indenture requires us, within 15 days after we file our prospectus supplement with the SEC, to deliver to the trustee an Officer’s Certificate indicating whether we know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events of which we are aware which would constitute any defaults, their status and what action we are taking or propose to take in respect thereof. If a default occurs and is continuing with respect to the debt securities of any series and if we inform a responsible officer of the trustee in writing, the trustee must give notice of the default to holders of the debt securities of that series within 60 days after they receive the notice. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in the case of a default in the payment of principal of, or premium, if any, or interest on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interests of the holders of those debt securities.

Amendments and Waivers

We, the trustee and other applicable parties may amend or supplement the indenture or the debt securities of any series without the consent of any holder of debt securities:

•

to cure any ambiguity, omission, defect, error or inconsistency, conform any provision to the description of the applicable series of debt securities, or reduce the minimum denomination of the debt securities;

•	to provide for the assumption by a successor Person of our obligations under the indenture and other documents related to the debt securities;

•	to provide for uncertificated debt securities of the series in addition to or in place of certificated debt securities of such series;

•	to add to the covenants or provide for a guarantee for the benefit of the holders of debt securities of the series;

•	to surrender any right or power conferred upon us or any Restricted Subsidiary;

•	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•	to make such provisions as necessary (as we determine in good faith) for the issuance of additional debt securities;

•	to provide for any Restricted Subsidiary to provide a guarantee in accordance with the indenture;

•

to evidence and provide for the acceptance and appointment of a successor trustee or the security agent, if any, or to provide for the accession by the trustee or the security agent, if any, to the indenture and other documents related to the debt securities;

•

to conform the text of the indenture, any security documents or the debt securities of the series to any provision of the applicable description of debt securities to the extent that such provision in such description of debt securities was intended to be a verbatim recitation of a provision of the indenture, the Security Documents or the debt securities of such series;

•

to mortgage, pledge, hypothecate or grant a security interest in favor of the security agent, if any, for the benefit of parties to our senior credit facilities, if any, or to the extent necessary to grant a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited by the indenture and the covenants set forth in the indenture;

•	to add to the covenants or to provide for a guarantee for the benefit of the holders of debt securities of any series or surrender any right or power conferred upon us or any Restricted Subsidiary; or

•

to add security to or for the benefit of the debt securities of any series, or to effectuate or confirm and evidence the release, termination, discharge or retaking of any guarantee of the debt securities of any series or Lien or any amendment in respect thereof.

Subject to certain exceptions, we may also amend, supplement or otherwise modify the indenture and other documents related to the debt securities of any series, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities then outstanding of any series. Subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities then outstanding of any series. However, without the consent of holders of not less than 90% of the then outstanding aggregate principal amount of affected debt securities, an amendment or waiver may not, with respect to any such debt securities held by a non-consenting holder:

•	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the stated rate of or extend the stated time for payment of interest on any such debt security;

•	reduce the principal of or extend the stated maturity of any such debt security;

•	reduce the premium payable upon the redemption of any such debt security or change the time at which any such debt security may be redeemed;

•

make any such debt security payable in money other than that stated in the debt security (except to the extent the currency stated in the debt securities has been succeeded or replaced pursuant to applicable law);

•	impair the right of any holder of such debt security to institute suit for the enforcement of any payment on or with respect to the holder’s debt securities;

•	make certain changes in the provision of the indenture relating to withholding taxes;

•

release (i) all or substantially all the Security Interests or (ii) all or substantially all the guarantors from their obligations under their guarantees or the indenture, in each case, other than pursuant to the terms of the applicable governing documents;

•	waive a default or event of default in the payment of principal, premium or interest on any debt security (except in certain circumstances); or

•	make any change in the amendment or waiver provisions which require the consent of the holders of debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that we may terminate all our obligations under the indenture and debt securities of any series (“legal defeasance”) and cure all then existing defaults and events of default (subject to certain exceptions). We may terminate such obligations upon the deposit with the trustee, in trust, cash in euro and/or European Government Obligations denominated in euro in such amounts as will be sufficient for the payment of principal, premium, if any, and interest on the outstanding debt securities of that series to redemption or maturity, as the case may be. If we exercise our legal defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an event of default with respect to such debt securities.

We may exercise our legal defeasance option only if, among other things, we have delivered to the trustee an opinion of counsel in the United States stating that the holders or beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and legal defeasance had not occurred. Such opinion of counsel must be based on a ruling of the United States Internal Revenue Service or other change in applicable United States federal income tax law since the issuance of the applicable series of debt securities.

Covenant Defeasance

The indenture provides that we may terminate certain covenant obligations and the default provisions relating to such covenants, the operation of certain other provisions relating to events of default, as well as any additional covenants which may be set forth in the applicable prospectus supplement (“covenant defeasance”). If we exercise our covenant defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an event of default with respect to certain specified events of default.

We may exercise our covenant defeasance option only if, among other things, we have delivered to the trustee an opinion of counsel in the United States stating that the holders or beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our directors, officers, employees, incorporators or shareholders or any of our subsidiaries or affiliates, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Consent to Jurisdiction and Service

In relation to any legal action or proceedings arising out of or in connection with the indenture and the debt securities and the guarantees, we and each guarantor in the indenture will irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.

Governing Law

The indenture and the debt securities, including any guarantees, and the rights and duties of the parties thereunder will be governed by and construed in accordance with the laws of the State of New York.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal Holders of debt securities. When we refer to the “Holders” of debt securities, we mean only the actual legal and (if applicable) record Holder of those debt securities. Holding debt securities in accounts at banks or brokers is called holding in “street name”. If you hold debt securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting rights if it were ever required;

•

whether and how you can instruct it to send you debt securities and, if the debt securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the debt securities will run only to persons who are registered as Holders of the debt securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global debt securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Debt Securities

What is a Global Debt Security?

A global debt security is a special type of indirectly held debt security. If we choose to issue debt securities in the form of global debt securities, the ultimate beneficial owners can only be indirect holders. We require that the global debt security will be registered in the name of a financial institution we select.

In this case, we require that the debt securities included in the global debt security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global debt security is called the “depositary”. Any person wishing to own a debt security (other than the Depositary) must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. A prospectus supplement relating to the offering of a series of debt securities will indicate whether the series will be issued only in the form of global debt securities.

Special Investor Considerations for Global Debt Securities

As an indirect Holder, an investor’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to debt securities transfers. We do not recognize this type of investor as a Holder of debt securities and instead deal only with the depositary in whose name the global debt security is registered.

If you are an investor in debt securities that are issued only in the form of global debt securities, you should be aware that:

•	you cannot have debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name Holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained above under “Street Name and Other Indirect Holders”;

•

you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates; and

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global debt security.

We and the trustee will have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global debt security. We and the trustee also will not supervise the depositary in any way.

Special Situations in Which a Global Debt Security is Exchangeable for Physical Certificates

The prospectus supplement(s) may provide for a few special situations described below in which a global debt security is exchangeable for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the debt securities have been previously described in the subsections above “Street Name and Other Indirect Holders” and “Direct Holders”.

The special situations in which a global debt security may be exchangeable for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary; and

•	when an Event of Default on the debt securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities-Events of Default.”

The prospectus supplement(s) may also list additional situations for terminating a global debt security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global debt security terminates, the depositary, and neither we nor the trustee will be responsible for deciding the names of the institutions that will be the initial direct Holders. For more information, see “Description of Debt Securities”.

CLEARANCE AND SETTLEMENT

General

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, “société anonyme,” in Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System in Belgium (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in dematerialized form. All debt securities will be issued in registered form for United States federal income tax purposes.

The Clearing Systems

DTC

We understand that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.

DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The DTC Rules applicable to its participants are on file with the SEC.

Clearstream

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates. In addition to the clearance and settlement of internationally traded securities, Clearstream provides its participants, among other things, safekeeping, administration, clearance and securities lending and borrowing services. It interfaces with the domestic markets in several countries.

Clearstream’s participants include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and certain professional financial intermediaries. Its U.S. participants are limited to securities brokers and dealers and banks. Indirect access to the Clearstream system is also available to others that clear through Clearstream participants or that have custodial relationships with its participants, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

Euroclear provides other services to its participants, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries. Euroclear participants include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear participants. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment basis (or, if indicated, in limited circumstances, on a free delivery basis), except as otherwise specified in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

For payments in U.S. dollars, securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Transfers Between DTC and Clearstream or Euroclear

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty participants in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and for bonds denominated in U.S. dollars, making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries.

Due to time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares or preferred shares. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement. The form of warrant agreement that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to, or incorporated by reference into, the registration statement of which this prospectus forms a part.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the ordinary shares or preferred shares purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may from time to time offer and/or sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We may sell the securities being offered by this prospectus:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise; or

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, the prospectus supplement with respect to the particular offer will set forth the type and amount of securities covered by the prospectus supplement and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and, if required, prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in any sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in a prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, a prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from the us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in a prospectus supplement (or a post-effective amendment), if required.

We may loan or pledge securities to a financial institution or other third party that in turn may sell or transfer the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

TAX CONSIDERATIONS

The material United States (“U.S.”) federal income tax consequences relating to the purchase, ownership and disposition of any of the preferred shares, debt securities and warrants offered by this prospectus will be set forth in the applicable prospectus supplement offering one or more of these securities.

General

The following discussion is a summary of material U.S. federal income tax consequences relevant to the acquisition, holding and disposition of the ordinary shares. Additional tax issues may exist that are not addressed in this discussion and that could affect the U.S. federal income tax treatment of the acquisition, holding and disposition of the ordinary shares. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings by the IRS, court decisions, and the United States-United Kingdom Income Tax Treaty, all as currently in effect. Changes in, or differing interpretations of, any of these authorities could affect the tax consequences described herein (possibly with retroactive effect). We have not requested a ruling from the IRS with respect to any of the U.S. federal income tax considerations described below, and as a result, the IRS could disagree with portions of this discussion. Holders of ordinary shares should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, holding and disposing of ordinary shares in their particular circumstances.

This discussion addresses only material U.S. federal income tax considerations and does not address U.S. state, local or non-U.S. income tax consequences. This discussion applies only to persons that are initial holders of the ordinary shares pursuant to an offering and that will hold such ordinary shares as capital assets within the meaning of section 1221 of the Code (generally, as property held for investment). It does not address special classes of holders that may be subject to different treatment under the Code), such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities or currencies or other persons who are required to elect to mark-to-market their holdings for U.S. federal income tax purposes;

•	persons holding ordinary shares as part of a hedge, straddle, conversion, constructive sale, integration, or other risk reduction transaction for U.S. federal income tax purposes;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations, including pension plans;

•	individual retirement accounts and other tax-deferred accounts;

•	persons that received the ordinary shares as compensation for the performance of services;

•	certain former citizens and former long-term residents of the United States;

•	persons holding ordinary shares that own or are deemed to own 10 percent or more (by vote or value) of the Company’s stock;

•	persons that are tax resident in the United Kingdom or that conduct or have a permanent establishment in the United Kingdom;

•	non-U.S. Holders that do not use the U.S. Dollar as their functional currency; or

•	partnerships and their partners, or other entities classified as pass-through entities for U.S. federal income tax purposes.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the ordinary shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. Partners in partnerships that hold the ordinary shares should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in the ordinary shares.

Moreover, this description does not address the U.S. federal estate, gift or alternative minimum tax consequences, or any state, local or non-U.S. tax consequences relating to the acquisition, ownership and disposition of the ordinary shares.

As used herein, a “U.S. Holder” is a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a “United States person”.

This discussion is based upon certain understandings and assumptions with respect to the business, assets and shareholders, including that the Company is not, does not expect to become, nor at any time has been, a controlled foreign corporation as defined in Section 957 of the Code (a “CFC”). We believe that we are not and have never been a CFC, and do not expect to become a CFC. In the event that one or more of such understandings and assumptions proves to be inaccurate, the following discussion may not apply and material adverse U.S. federal income tax consequences may result to U.S. Holders.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) was signed into law. The new law slightly modifies individual tax brackets (reducing the highest individual tax rate to 37%), increases the standard deduction, and eliminates personal exemptions and itemized deductions. The new law does not change the maximum capital gain rate or the 3.8% Medicare tax rate. The TCJA reduces the income tax rate payable by corporations to 21%. Certain of the new provisions are unclear and many of the new provisions are temporary and are scheduled to sunset after 2025.

Passive Foreign Investment Company (“PFIC”) Considerations

The U.S. federal income tax treatment of U.S. Holders will differ depending on whether or not we are considered a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

In general, we will be considered a PFIC for any taxable year in which: (i) 75 percent or more of its gross income consists of passive income; or (ii) 50 percent or more of the average quarterly market value of its assets in that year are assets (including cash) that produce, or are held for the production of, passive income. For purposes of the above calculations, if we, directly or indirectly, own at least 25 percent by value of the stock of another corporation, then we generally would be treated as if we held our proportionate share of the assets of such other corporation and received directly our proportionate share of the income of such other corporation. Passive income generally includes, among other things, dividends, interest, rents, royalties, certain gains from the sale of stock and securities, and certain other investment income.

We believe that we are not a PFIC in the current year and are not likely to be a PFIC in future years. However, because the composition of our income and assets will vary over time, we cannot assure you that we will not be a PFIC for any taxable year. If we are a PFIC for any taxable year during which a U.S. Holder holds (or, in the case of a lower-tier PFIC, is deemed to hold) its ordinary shares, such U.S. Holder will be subject to significant adverse U.S. federal income tax rules.

U.S. Holders should consult their tax advisors on the federal income tax consequences of us being treated as a PFIC. If we are treated as a PFIC, each U.S. Holder generally will be required to file a separate annual information return with the IRS with respect to us and any lower-tier PFICs. A failure to file this return will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. Holder’s investment in the ordinary shares).

Tax Consequences for U.S. Holders if the Company is not a PFIC

Dividends

In general, subject to the PFIC rules discussed above, a distribution on an ordinary share will constitute a dividend for U.S. federal income tax purposes to the extent that it is made from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Generally, distributions by a corporation in excess of its current and accumulated earnings and profits, as determined under U.S. federal income tax principles, would be treated as a tax-free return of capital to the extent of the shareholder’s adjusted tax basis in the shares to which the distribution relates, with the balance of the distribution, if any, treated as taxable capital gain from the sale, exchange or other disposition of the shares. We have not maintained and do not plan to maintain calculations of earnings and profits under U.S. federal income tax principles. Accordingly, it is unlikely that U.S. Holders will be able to establish that a distribution by us is in excess of our current and accumulated earnings and profits (as computed under U.S. federal income tax principles). Therefore, a U.S. Holder should expect that a distribution by us will generally be treated as taxable in its entirety as a dividend to U.S. Holders for U.S. federal income tax purposes even if that distribution would otherwise be treated as a non-taxable return of capital under the rules set forth above.

The gross amount of any dividend on an ordinary share (which will include the amount of any foreign taxes withheld) generally will be subject to U.S. federal income tax as foreign source dividend income, and will not be eligible for the corporate dividends received deduction. The amount of a dividend paid in foreign currency will be its value in U.S. Dollars based on the prevailing spot market exchange rate in effect on the day the U.S. Holder receives the dividend. A U.S. Holder will have a tax basis in any distributed foreign currency equal to its U.S. Dollar amount on the date of receipt, and any gain or loss realized on a subsequent conversion or other disposition of foreign currency generally will be treated as U.S. source ordinary income or loss. If dividends paid in foreign currency are converted into U.S. Dollars on the date they are received by a U.S. Holder, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain exceptions for short-term and hedged positions, a dividend that a non-corporate holder receives on an ordinary share will be subject to a maximum federal income tax rate of 20 percent if the dividend is a “qualified dividend” not including the Net Investment Income Tax, described below. A dividend on an ordinary share will be a qualified dividend if (i) either (a) the ordinary shares are readily tradable on an established market in the United States or (b) we are eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program, and (ii) we were not, in the year prior to the year the dividend was paid, and are not, in the year the dividend is paid, a PFIC. Since the ordinary shares are listed on the New York Stock Exchange, the ordinary shares should be treated as readily tradable on an established securities market in the United States. Although we currently believe that, subject to generally applicable limitations, distributions on the ordinary shares that are treated as dividends for U.S. federal income tax purposes should constitute qualified dividend income, we cannot assure youi that this will be the case. Even if dividends on the ordinary shares would otherwise be eligible for qualified dividend treatment, in order to qualify for the reduced qualified dividend tax rates, a non-corporate holder must hold the ordinary share on which a dividend is paid for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, disregarding for this purpose any period during which the non-corporate holder has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, is the grantor of an option to buy substantially identical stock or securities or, pursuant to Treasury regulations, has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property. In addition, to qualify for the reduced qualified dividend tax rates, the non-corporate holder must not be obligated to make related payments with respect to positions in substantially similar or related property. Payments in lieu of dividends from short sales or other similar transactions will not qualify for the reduced qualified dividend tax rates. U.S. Holders should consult their tax advisors regarding the tax rate applicable to the dividends received by them with respect to the ordinary shares, and any additional associated U.S. federal income tax consequences of receiving such dividends.

A non-corporate holder that receives an extraordinary dividend eligible for the reduced qualified dividend rates must treat any loss on the sale of the stock as a long-term capital loss to the extent of the dividend. For purposes of determining the amount of a non-corporate holder’s deductible investment interest expense, a dividend is treated as investment income only if the non-corporate holder elects to treat the dividend as not eligible for the reduced qualified dividend tax rates. Special limitations on foreign tax credits with respect to dividends subject to the reduced qualified dividend tax rates apply to reflect the reduced rates of tax.

The U.S. Treasury has announced its intention to promulgate rules pursuant to which non-corporate holders of stock of non-U.S. corporations, and intermediaries through whom the stock is held, will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because those procedures have not yet been issued, it is not clear whether we will be able to comply with them.

Non-corporate holders of ordinary shares are urged to consult their own tax advisers regarding the availability of the reduced qualified dividend tax rates with respect to dividends received on the ordinary shares in light of their own particular circumstances.

Capital Gains

Subject to the PFIC rules discussed above, on a sale or other taxable disposition of an ordinary share, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted basis in the ordinary share and the amount realized on the sale or other disposition, each determined in U.S. Dollars. Such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition the ordinary share has been held for more than one year. In general, any adjusted net capital gain of an individual is subject to a maximum federal income tax rate of 20 percent, plus the Medicare Contribution Tax of 3.8%, discussed below. Capital gains recognized by corporate U.S. holders generally are subject to U.S. federal income tax at the same rate as ordinary income. The deductibility of capital losses is subject to limitations.

Any gain a U.S. Holder recognizes generally will be U.S. source income for U.S. foreign tax credit purposes, and, subject to certain exceptions, any loss will generally be a U.S. source loss. If a non-U.S. income tax is paid on a sale or other disposition of an ordinary share, the amount realized will include the gross amount of the proceeds of that sale or disposition before deduction of the non-U.S. tax. The generally applicable limitations under U.S. federal income tax law on crediting foreign income taxes may preclude a U.S. Holder from obtaining a foreign tax credit for any non-U.S. tax paid on a sale or other disposition of an ordinary share. The rules relating to the determination of the foreign tax credit are complex, and U.S. holders are urged to consult with their own tax advisers regarding the application of such rules. Alternatively, any non-U.S. income tax paid on the sale or other disposition of an ordinary share may be taken as a deduction against taxable income, provided the U.S. Holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year.

Medicare Contribution Tax

Dividends received and capital gains from the sale or other taxable disposition of the ordinary shares recognized by certain non-corporate U.S. Holders with respect to ordinary shares will be includable in computing net investment income of such U.S. Holder for purposes of the 3.8 percent Medicare Contribution Tax.

Tax Consequences for Non-U.S. Holders of Ordinary Shares

Dividends

A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding on dividends received from the Company with respect to ordinary shares, other than in certain specific circumstances where such income is deemed effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States. If a non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is generally subject to U.S. federal income tax only if it is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States. A non-U.S. Holder that is subject to U.S. federal income tax on dividend income under the foregoing exception generally will be taxed with respect to such dividend income on a net basis in the same manner as a U.S. Holder unless otherwise provided in an applicable income tax treaty; a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such item at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty).

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding with respect to any gain recognized on a sale, exchange or other taxable disposition of ordinary shares unless:

•

Certain circumstances exist under which the gain is treated as effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States, and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States; or

•

the non-U.S. Holder is an individual and is present in the United States for 183 or more days in the taxable year of the sale, exchange or other taxable disposition, and meets certain other requirements.

If the first exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such item on a net basis in the same manner as a U.S. Holder unless otherwise provided in an applicable income tax treaty; a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such item at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty). If the second exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the ordinary shares.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation (including IRS Forms 926). Persons who are required to file these information returns and fail to do so may be subject to substantial penalties. Pursuant to Section 1298(f) of the Code, for any year in which the Company is a PFIC, each U.S. Holder will be required to file an information statement, Form 8621, regarding such U.S. Holder’s ownership interest in the Company. U.S. Holders of ordinary shares should consult with their own tax advisers regarding the requirements of filing information returns.

Furthermore, certain U.S. Holders who are individuals and to the extent provided in future regulations, certain entities, will be required to report information with respect to such U.S. Holder’s investment in “foreign financial assets” on IRS Form 8938. An interest in the Company constitutes a foreign financial asset for these purposes. Persons who are required to report foreign financial assets and fail to do so may be subject to substantial penalties. Potential shareholders are urged to consult with their own tax advisers regarding the foreign financial asset reporting obligations and their application to an investment in ordinary shares.

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding at a 30 percent rate on payments of interest and dividends and gross proceeds from the disposition of any asset that produces interest or dividends, if such payment is sourced in the United States, to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meet certain other specified requirements or (ii) a non-financial foreign entity that is treated as the beneficial owner of the payment unless such entity certifies that an exception applies or that it does not have any substantial U.S. owners (generally owners of more than 10 percent of the interests in the entity) or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Under FATCA, beginning in 2019, a new U.S. federal income tax withholding regime applies to “pass-through payments” made to certain non-

U.S. persons. Broadly, pass-through payments include two categories of payments; payments of U.S. source interest, dividends and other specified types of fixed or determinable annual or periodic gains and profits and payments by non-U.S. entities to the extent deemed attributable to U.S. assets. In addition, gross proceeds from the sale of property that can give rise to U.S. source interest and dividends are also subject to withholding as a pass-through payment. If the Company has income sourced in the United States, it will be required to comply with FATCA to avoid withholding taxes.

Non-U.S. Holders generally are not subject to information reporting or backup withholding with respect to dividends paid on ordinary shares, or the proceeds from the sale, exchange or other disposition of ordinary shares, provided that each such non-U.S. Holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.

This summary is for general information only and it is not intended to be, nor should it be construed to be, tax or legal advice to any prospective shareholder. Further, this summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to holders of their acquisition, ownership and disposition of the ordinary shares. Accordingly, prospective holders of ordinary shares should consult their own tax advisers about the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the ordinary shares.

LEGAL MATTERS

The validity, as a matter of British Virgin Islands law, of the ordinary shares and preferred shares offered by this prospectus will be passed upon for us by Carey Olsen. The validity of the debt securities and warrants and certain legal matters relating to U.S. securities matters will be passed upon by Greenberg Traurig, P.A. Counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Nomad Foods Limited as of December 31, 2017 and 2016, for the two years ended December 31, 2017, for the nine months ended December 31, 2015, and for the year ended 31 March 2015, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s Report on Internal Control over Financial Reporting) as of December 31, 2017 incorporated in this prospectus by reference to the Prospectus supplement on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Nomad Foods Europe Holdings Limited (previously Iglo Foods Holding Limited) for the five months ended May 31, 2015 incorporated in this prospectus by reference to Nomad Foods Limited’s Prospectus supplement on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Findus Sverige AB as of September 30, 2015 and for the year ended September 30, 2015 incorporated in this prospectus by reference to Nomad Food Limited’s Registration Statement on Form F-1 (333-209572) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent accountant, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of the British Virgin Islands. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

In addition, uncertainty exists as to whether the courts of the British Virgin Islands would:

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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Carey Olsen, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Carey Olsen that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

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the British Virgin Islands courts had jurisdiction over the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

•	the judgment was not procured by fraud;

•	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the British Virgin Islands court making such decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including prospectus supplements on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or distributed by us to our shareholders.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents, or portions thereof, which we have filed or will file with the SEC and which we have, or will, specifically include in the prospectus. We are incorporating by reference the documents listed below:

•	our Prospectus supplement on Form 20-F for the fiscal year ended December 31, 2017 filed with the SEC on March 22, 2018;

•	our reports on Form 6-K furnished to the SEC on May 10, 2018 and May 14, 2018;

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the consolidated carve out financial statements of Findus Sverige AB as of and for the year ended September 30, 2015 contained in Registration Statement on Form F-1 (333-209572), as amended by post-effective amendment on Form F-3 (333-217044) filed with the SEC on March 30, 2017;

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the description of our shares contained in the registration statements under the heading “Description of Share Capital” and as incorporated into our registration statement on Form 8-A12B filed with the SEC on December 28, 2015, including any subsequent amendment or any report filed for the purpose of updating such description; and

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with respect to each offering of the securities under this prospectus, all subsequent reports that we file with the SEC under section 13(a), 13(c) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Our Prospectus supplement on Form 20-F for the fiscal year ended December 31, 2017 filed on March 22, 2018 contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and in conformity with International Finance Reporting Standards as adopted by the European Union.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Nomad Foods Limited

No. 1 New Square

Bedfont Lakes Business Park

Feltham, Middlesex TW14 8HA

Attn: General Counsel

+(44) 208 918 3200